Exhibit 2.6

MANAGEMENT TRANSFER AGREEMENT

BY AND BETWEEN

GCC HENRIETTA, LLC, a Texas limited liability company

and

HENRIETTA Health and Rehab Center, LLC, a Texas limited liability company

Dated: June 21, 2021

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ARTICLE IV	NEW MANAGER’S REPRESENTATIONS AND WARRANTIES		18

	4.1	Organization and Standing of New Manager	18
	4.2	Authority	19
	4.3	Binding Effect	19

ARTICLE V	OBLIGATIONS OF THE PARTIES		19

	5.1	Applications and Filings	19
	5.2	Management of Facility	20

ARTICLE VI	CONDITIONS PRECEDENT TO NEW MANAGER’S OBLIGATIONS		22

	6.1	Representations and Warranties	22
	6.2	Performance of Covenants	22
	6.3	Delivery of Closing Certificate	22
	6.4	Transferred Assets at Closing	22
	6.5	Assignment and Assumption of Contracts	22
	6.6	Assignment and Assumption of Management Agreement	22
	6.7	Termination of Existing Lease	22
	6.8	PSA Closing	22
	6.9	Resident Trust Funds	23
	6.10	Other Documents	23
	6.11	Tenant’s Consent	23
	6.12	Compliance	23
	6.13	License	23
	6.14	Exhibits and Schedules	23

ARTICLE VII	CONDITIONS PRECEDENT TO TRANSFEROR’S OBLIGATIONS		24

	7.1	Representations and Warranties	24
	7.2	Performance of Covenants	24
	7.3	Delivery of Closing Certificate	24
	7.4	Assignment and Assumption of Contracts	24
	7.5	Assignment and Assumption of Management Agreement	24
	7.6	Termination of Existing Lease	24
	7.7	PSA Closing	24
	7.8	Resident Trust Funds	24
	7.9	Tenant’s Consent	24
	7.10	Other Documents	24

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ARTICLE VIII	SURVIVAL AND INDEMNIFICATION		24

	8.1	Indemnification by Transferor	24
	8.2	Indemnification by New Manager	25
	8.3	Procedure	25
	8.4	Limitations	26
	8.5	Exclusive Remedy	26
	8.6	Insurance Recoveries	26
	8.7	Survival	26

ARTICLE IX	TERMINATION		27

	9.1	Termination	27
	9.2	Effect of Termination	28

ARTICLE X	MISCELLANEOUS PROVISIONS		28

	10.1	Drafting	28
	10.2	Public Announcements	28
	10.3	Costs and Expenses	28
	10.4	Performance	28
	10.5	Benefit and Assignment	29
	10.6	Effect and Construction of this Agreement	29
	10.7	Notices	29
	10.8	Waiver, Discharge, etc	30
	10.9	Governing Law; Disputes	30
	10.10	Further Assurances	30
	10.11	Third-Party Beneficiaries	30
	10.12	Counterparts	30
	10.13	Costs and Attorneys’ Fees	30
	10.14	Severability	30
	10.15	Entire Agreement	30

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MANAGEMENT TRANSFER AGREEMENT

This Management Transfer Agreement (“Agreement”), dated as of June 21, 2021 (the “Execution Date”), is by and between GCC HENRIETTA, LLC, a Texas limited liability company (the “Transferor”), Henrietta Health and Rehab Center, LLC, a Texas limited liability company (the “New Manager”).

WHEREAS, pursuant to a Lease, dated effective as of September 1, 2014 (as amended, the “Existing Lease”), between Nocona Hospital District, a body politic and corporate and a political subdivision of the State of Texas, as tenant (the “Tenant”) and Grace Properties Henrietta, LLC, a Texas limited liability company (“Landlord”), Tenant currently leases from Landlord the skilled nursing facility known as Grace Care Center of Henrietta, located at 807 W Bois D’Arc Street, Henrietta, TX 76365 (the “Facility”);

WHEREAS, Tenant is the current licensed operator of the Facility;

WHEREAS, Transferor entered into a Management Agreement with Tenant, dated effective as of September 1, 2017 (the “Management Agreement”), pursuant to which Tenant engaged Transferor to manage the day-to-day activities of the Facility;

WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated the date hereof (the “PSA”), between Landlord and Real Living Property Holdings-Texas, LLC, a Texas limited liability company (“Buyer”), Landlord has agreed to sell the real property, improvements, and certain other assets comprising the Facility (the “PSA Assets”) to Buyer, and Buyer has agreed to purchase the PSA Assets from Landlord;

WHEREAS, effective as of the closing under the PSA, Buyer shall lease the PSA Assets to New Manager and New Manager shall manage the PSA Assets for Tenant; and

WHEREAS, the parties wish to provide for an orderly transition of the operations of the Facility from the Transferor to the New Manager simultaneously with the transfer of the PSA Assets to Buyer pursuant to the PSA.

NOW, THEREFORE, in consideration of the premises, the mutual obligations of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

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ARTICLE I
ASSETS, LIABILITIES, AND OTHER MATTERS

1.1 Transferred Assets. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), Transferor will transfer, free and clear of any charge, claim, equitable interest, license, lien, option, pledge, security interest, mortgage, encroachment, easement or restriction of any kind (“Encumbrance”), to New Manager all of Transferor’s right, title and interest in and to all assets, properties and rights used or held for use in the management and operation by Transferor of the Facility (the “Business”), other than Excluded MTA Assets, including, but not limited to, the following: (a) all furniture, fixtures, furnishings, equipment, computers, machinery, mechanical systems, security and alarm systems, nurse call systems, automobiles, vans, buses or other vehicles or equipment used in connection with the Facility and the Business and all other tangible personal property located at or used in connection with the operation of the Facility, including, without limitation, all supplies, inventory, consumables, perishable and non-perishable food products, and other similar property used in the operation of the Facility (“Inventory”); (b) all contracts used or held for use in the Business, other than the Excluded Contracts (collectively, the “Assumed Contracts”); (c) subject to Section 1.7, all books, data and records (including Word files, Excel files, PowerPoint files and other electronic versions thereof) related exclusively to the operation of the Facility, including emails, financial and accounting records, contacts, calendars, customer lists, referral source lists, regulatory surveys and reports, incident tracking reports, advertising and marketing materials and competitive analyses, all policy and procedure manuals, all records and reports (except for such records and reports where transfer is prohibited by applicable laws) relating to any or all residents residing at the Facility from time to time on or after the Execution Date, but only to the extent such residents remain residents on the Closing Date, or relating to residents residing at the Facility prior to the Execution Date but who are the subject of any claim, inquiry, audit, order, or proceeding by any governmental authority or otherwise, made or occurring on or after the Execution Date, all employee records, but only to the extent such employee records are for Hired Employees, all leads regarding prospective residents, all blueprints, construction and architects’ plans and drawings, and all engineering data and reports; and copies of all such books, data and records that relate not only to the operation of the Facility but also to operations retained by Transferor or its affiliates; (d) all security deposits, prepaid rent, move-in fees, utility deposits, other prepaid items and deposits related to the Facility and residents’ personal funds accounts, subject to the terms and conditions of the applicable residency agreements, tenant leases and any other written agreements provided to New Manager under which personal funds are held (collectively, “Trust Funds”); (e) (i) the trademarks, trade names, service marks, domain names and all variations thereof used exclusively in connection with the Business; (ii) all telephone and facsimile numbers relating solely to the Facility (including all “800” numbers) and all post office box addresses associated solely with the Facility; and (iii) all other intellectual property used exclusively in connection with the Business; and (f) all right, title and interest of Transferor in any and all other items of tangible and intangible personal property used or useful in connection with the leasing, use, operation, management or maintenance of the Facility, and all goodwill of Transferor associated with the Business (collectively, “Transferred Assets”); provided, however, that to the extent any of the foregoing assets are leased assets, or vendor owned assets, then such assets shall be excluded from the Transferred Assets, unless New Manager agrees to assume the underlying leases or vendor contracts, as applicable, related to such leased assets or vendor owned assets. Notwithstanding anything to the contrary contained in this Agreement, the following assets of Transferor shall not be transferred to New Manager and shall not constitute Transferred Assets: cash, cash equivalents, accounts receivable, notes receivable, employee benefit plans, capital stock, tax refunds, equipment or other items that are leased pursuant to leases that are not assigned to New Manager, and other items and contracts specifically designated as an excluded asset on Schedule 1.1 (collectively, the “Excluded MTA Assets” ), which such schedule may be updated by New Manager prior to Closing, including to add contracts that New Manager elects to not assume. In furtherance of the foregoing, at the Closing, Transferor will execute and deliver to New Manager a Bill of Sale and Assignment and Assumption Agreement (“Bill of Sale”) substantially in the form of Exhibit 1.1.

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1.2 Excluded Liabilities. Except as expressly provided in this Agreement, New Manager shall not assume any claims, lawsuits, liabilities, obligations or debts of Transferor (“Excluded Liabilities”), including without limitation: (a) malpractice or other tort claims to the extent based on acts or omissions of Transferor or its employees or contractors occurring before the Effective Time, or claims for breach of contract or for indemnification to the extent based on acts or omissions of Transferor or its employees or contractors occurring before the Effective Time; (b) any accounts payable, taxes, or other obligation or liability of Transferor to pay money incurred by Transferor prior to the Effective Time; and (c) any other obligations or liabilities incurred by Transferor prior to the Effective Time. Transferor agrees to timely perform and discharge all Excluded Liabilities.

1.3 Transfer of Trust Funds.

(a) At the Closing, Transferor shall deliver to New Manager a list that, to the best of its knowledge, will be a true, correct and complete description of any Trust Funds held by Transferor as of the Effective Time.

(b) Effective as of the Effective Time, Transferor shall transfer all of Transferor’s right, title and interest in the Trust Funds and New Manager shall assume all of Transferor’s right, title and interest in and to the Trust Funds in trust for the residents or tenants, as applicable, in accordance with applicable statutory and regulatory requirements. Within ten (10) business days after the Closing Date, Transferor will reconcile and pay over the Trust Funds to New Manager, in trust for the residents or tenants, as applicable, along with a true, correct and complete accounting of the Trust Funds.

1.4 Employees.

(a) Attached hereto as Schedule 1.4 is a schedule (“Employee Schedule”) which reflects, as of the Execution Date, a listing of all Facility-based employment positions, rates of pay, earned but unused paid time off (“PTO”) and original hire dates, as well as which, if any, employees are then on medical disability or leaves of absence and their status as exempt or non-exempt. Transferor will terminate the employment of each of the Facility Employees (as defined below) as of the Effective Time. Transferor represents and warrants the Employee Schedule is true, accurate and complete as of the Execution Date and will be true, accurate and complete as of the Effective Time (provided, that Transferor shall update such Employee Schedule no later than three business days prior to Closing to reflect changes thereto between the Execution Date and the Closing Date).

(b) On or before the Effective Time, New Manager or its affiliate or a third-party contractor designated by New Manager (“New Employer”) shall offer to hire, on a probationary basis, each of Transferor’s employees who is employed at the Facility as of the Effective Time (“Facility Employees”), including any such employees who are on medical disability or leaves of absence and who worked at the Facility immediately prior to such disability or leave. Any such offer of employment to a Facility Employee by New Employer shall be to perform comparable services, in such position as is comparable to the position such Facility Employee held with Transferor as of the Effective Time, provided that New Employer may offer compensation to such Facility Employees at levels commensurate with compensation levels paid to other employees of New Employer or its affiliates holding comparable positions so long as any change in compensation levels does not result in any constructive discharge of any such Facility Employee or the breach of any employment contract assumed by New Employer hereunder. Transferor shall have the right (but not the obligation) to employ or offer to employ any Facility Employee who declines New Employer’s offer of employment.

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(c) New Employer shall hire at the Effective Time, on a probationary basis, each Facility Employee who elects to accept employment with New Employer in accordance with the terms of Section 1.4(b) (all of such employees who accept employment with New Employer being herein called “Hired Employees”) and shall indemnify and hold Transferor harmless from and against any losses arising from or relating to any subsequent termination of any such employee by New Employer.

(d) Transferor will be responsible at Transferor’s own cost and expense for (i) the payment of any termination or severance payment for any current or former employee of Transferor who is not a Hired Employee and for all amounts owing or accruing with respect to any employee prior to the Effective Time and (ii) the provision of health plan continuation coverage (including administrative and notice obligations) under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or any other law, under any benefit plan with respect to any M&A qualified beneficiaries as such term is defined in Section 54.4980 B-9 (Q&A 4) of U.S. Treasury regulations. Except as set forth in Section 1.4(f), Transferor will be liable for any claims made or incurred by its employees and their beneficiaries under any benefit plan maintained by or for the benefit of Transferor, and neither New Employer nor its affiliates will have any responsibility, liability or obligation, to such employees, their beneficiaries or any other person with respect to any benefit plan maintained by or for Transferor.

(e) Transferor shall pay to each Facility Employee, on that date which, but for the Closing, would have been the next regularly scheduled payroll date for such employee following the Closing, an amount equal to any and all accrued salary earned by such employee as of the Effective Time.

(f) New Employer shall assume liability for all earned but unused PTO of each Hired Employee as of the Closing Date. At the Closing, Transferor shall pay to New Employer an amount equal to the cash value of all earned but unused PTO for the Hired Employees (as determined in accordance with Transferor’s policies and procedures and subject to any applicable collective bargaining agreement) as of such date and is assumed by New Employer. Transferor shall pay to each Facility Employee who is not a Hired Employee, the cash value of all earned but unused PTO for such employee.

(g) Nothing in this Agreement shall create any rights in favor of any person not a party hereto, including the Facility Employees, or constitute an employment agreement or condition of employment for any employee of Transferor.

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(h) As of the Effective Time, all Hired Employees who, immediately prior to the Effective Time, participated in group health insurance coverage sponsored by Transferor, shall be eligible for participation in a group health plan (as defined for purposes of Internal Revenue Code Section 4980B) established and maintained by New Employer. To the extent permissible under the plan of New Employer, all such Hired Employees shall be covered pursuant to New Employer’s group health and/or benefit plan, unless they are under a waiting period with Transferor at the Effective Time, in which case they shall be required to complete their waiting period while under New Employer’s plan or in accordance with the terms of New Employer’s benefit plan.

(i) New Manager acknowledges and agrees that the provisions of Sections 1.4(b) and (c) are designed, in part, to ensure that Transferor is not required to give notice to employees of the Facility at the “closure” thereof under the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any comparable state law.

(j) Subsequent to the Effective Time, New Manager shall allow Transferor and its agents and representatives to have reasonable access (upon reasonable prior notice and during normal business hours) to all Hired Employees, to the extent reasonably necessary to enable Transferor to investigate and defend employee or other claims, or for any other reasonable purpose.

1.5 Management Fees and Accounts Receivable.

(a) Notwithstanding anything to the contrary herein or in the Assignment and Assumption of Management Agreement, Transferor owns and shall retain its right, title and interest in and to all unpaid fees under the Management Agreement that relate to services provided prior to the Effective Time, including, but not limited to, any fees arising from rate adjustments which relate to the period prior to the Effective Time even if such adjustments occur on or after the Effective Time.

(b) Payments received by Transferor or New Manager after the Effective Time with respect to the Facility from the Tenant or from third-party payors, such as the Medicare Program, the Medicaid Program, the Veteran’s Administration, or managed care companies or health maintenance organizations or on behalf of private pay patients, shall be handled as follows:

(i) if the accompanying remittance advice indicates, or if the parties agree, that the payments relate solely to periods prior to the Effective Time, then (A) in the event that such payments are received by New Manager, New Manager shall promptly deposit such payments directly into Transferor’s operating account for the Facility (but in any event, not later than ten (10) business days following the finalization of the “Due To/Due From” Schedule referenced in Section 1.5(f), or if after 180 days, thirty (30) days following receipt of such payment, and until so deposited, shall be held in trust for the benefit of Transferor and will be paid to Transferor) and (B) in the event that such payments are received by Transferor, Transferor shall retain the payments;

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(ii) if the accompanying remittance advice indicates, or if the parties agree, that the payments relate solely to periods after the Effective Time, then (A) in the event that such payments are received by New Manager, New Manager shall retain the payments and (B) in the event that such payments are received by Transferor, Transferor shall promptly forward such payments to New Manager (but in any event, not later than ten (10) business days following the finalization of the “Due To/Due From” Schedule referenced in Section 1.5(f), or if after 180 days, thirty (30) days following receipt of such payment, and until so deposited, shall be held in trust for the benefit of New Manager and will be paid to New Manager without setoff or withholding of any kind);

(iii) if the accompanying remittance advice indicates, or if the parties agree, that the payments relate to periods both prior to and after the Effective Time, then, (A) if such payment is received by New Manager, New Manager shall promptly deposit the same in its depository institution for negotiation and collection and promptly following receipt by New Manager of collected funds of such payment (but in any event, not later than ten (10) business days following the finalization of the “Due To/Due From” Schedule referenced in Section 1.5(f), or if after 180 days, thirty (30) days following receipt of such payment) New Manager shall deposit into Transferor’s operating account for the Facility the amount of such payment relating to periods prior to the Effective Time, and (B) if such payment is received by Transferor, Transferor shall promptly deposit the same in its depository institution for negotiation and collection and promptly following receipt by Transferor of collected funds of such payment (but in any event, not later than ten (10) business days following the finalization of the “Due To/Due From” Schedule referenced in Section 1.5(f), or if after 180 days, thirty (30) days following receipt of such payment) Transferor shall forward to New Manager the amount of such payment relating to periods following the Effective Time.

(iv) With respect to a payment received within sixty (60) days after the Closing Date, if the accompanying remittance advice does not indicate the period to which a payment relates or if there is no accompanying remittance advice and if the parties do not otherwise agree as to how to apply such payment, then, for the purposes of subparagraph (iii), above, the parties will be deemed to have agreed that such payment shall be applied first to the payor’s pre-Effective Time balances and that any remaining portion shall be applied to such payor’s post-Effective Time balances. With respect to non-designated payments received more than sixty (60) days after the Closing Date, such payments will first be applied 100% to any balances relating to post-Effective Time, with the excess, if any, applied to the extent of any balances due for services rendered pre-Effective Time.

(v) Notwithstanding anything contained herein to the contrary, any payments received with respect to the Quality Incentive Payment Program (a “QIPP Payment”) within two (2) years after the Closing Date, if the accompanying remittance advice does not indicate the period to which such QIPP Payment relates or if there is no accompanying remittance advice and if the parties do not otherwise agree as to how to apply such QIPP Payment, then, for the purposes of subparagraph (iii), above, the parties will be deemed to have agreed that such QIPP Payment shall be applied first to the payor’s pre-Effective Time balances and that any remaining portion shall be applied to such payor’s post-Effective Time balances. With respect to non-designated QIPP Payments received more than two (2) years after the Closing Date, such QIPP Payments will first be applied 100% to any balances relating to post-Effective Time, with the excess, if any, applied to the extent of any balances due for services rendered pre-Effective Time.

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(c) If the parties mutually determine that any payment hereunder was misapplied by the parties, the party which erroneously received said payment shall promptly remit the same to the other after said determination is made.

(d) For a period of two (2) years after the Effective Time, New Manager and Transferor shall, upon reasonable notice and during normal business hours, have the right to inspect all cash receipts and other books and records (including, without limitation, bank statements) of the other respective party in order to confirm the other party’s compliance with the obligations imposed on it under this Section.

(e) Failure to forward to the other any payment received by such party in accordance with the terms of this Section 1.5, shall entitle the other party (among all other remedies allowed by law and this Agreement) to interest on the amount owed at the rate of 12% per annum, simple interest, until such payment has been paid. The payment of any interest imposed under this Section 1.5(e), if any, shall be made together with the underlying payment therefor.

(f) New Manager and Transferor shall cause the Facility staff to cooperate and assist Transferor, consistent with past practice, in the preparation of Transferor’s final month-end closing processing and billing after Closing at no cost to Transferor. New Manager and Transferor agree to prepare and provide to each other a “Due To/Due From” Schedule no less than once per month for the period of one hundred eighty (180) days following the Effective Time with supporting documentation, so that each party hereto can determine the status of funds owed to it pursuant to this Section 1.5, and thereafter as necessary (but no less than once per month) until Transferor has collected all amounts due to it.

(g) In connection with services rendered to residents with pending Medicaid applications (collectively, the “Pending Medicaid Applicants”), New Manager shall (i) provide Transferor with a written monthly progress report on the Medicaid application status of each Pending Medicaid Applicant until such time as all Pending Medicaid Applicants have been approved or denied by Medicaid, and (ii) if New Manager receives any notice or correspondence regarding such applications, New Manager shall provide such notice or correspondence to Transferor within five (5) business days following receipt. New Manager shall cooperate with and provide Transferor with such documents and information as Transferor shall reasonably request to enable Transferor to contest any denial or negative determinations by Medicaid with respect to the Pending Medicaid Applicants.

(h) Notwithstanding anything herein to the contrary, New Manager acknowledges and agrees that, for a period of thirty (30) says following the Closing Date, all revenue collected into the Depository Account (as defined in the Management Agreement) shall continue to be transferred over to the Facility Operating Account (as defined in the Management Agreement) controlled by Transferor, and that Transferor shall remit and reconcile such collections in accordance with the terms of this Section 1.5.

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1.6 Prorations.

(a) Following the Closing, utility charges for the billing period in which the Effective Time occurs, real and personal property taxes attributable to the Facility, and any other items of revenue or expense attributable to the Facility (“Prorated Items”) shall be prorated between Transferor and New Manager as of the Effective Time and when such charges become payable consistent with Transferor’s past practice. In general, such prorations shall be made so as to reimburse Transferor for prepaid expenses to the extent such expense is attributable to periods after the Effective Time and to charge Transferor for expenses accrued but unpaid as of the Effective Time.

(b) All such prorations shall be made on the basis of actual days elapsed in the relevant accounting, billing or revenue period and shall be based on the most recent information available to Transferor.

(c) Immediately after the Effective Time, New Manager will transfer all petty cash from the Facility or its operating accounts to a deposit account designated by Transferor. New Manager shall be responsible to provide any petty cash requirements of the Facility from and after the Effective Time.

1.7 Access to Records.

(a) All patient medical records, financial records and employee records relating to the Facility that are in Transferor’s possession or control shall remain at the Facility as of the Effective Time. Nothing herein shall be construed as precluding Transferor from removing from the Facility as of the Effective Time (i) the originals of financial records that relate to its management at the Facility (provided that copies thereof will be remain at the Facility and be accessible to New Manager) and/or to its overall corporate operations, and (ii) the records of former employees of the Facility who will not be hired by New Manager. Notwithstanding the foregoing, in the case of the records described in clause (ii), Transferor shall give New Manager reasonable access to any information in any such removed records as New Manager may reasonably demonstrate is necessary for the efficient operation, maintenance and defense of the Facility by New Manager.

(b) To the extent permitted by applicable law, subsequent to the Effective Time, New Manager shall allow Transferor and its agents and representatives to have reasonable access to (upon reasonable prior notice and during normal business hours), and to make copies of, at Transferor’s expense, the books and records and supporting material of the Facility relating to any period prior to the Effective Time, to the extent reasonably necessary to enable Transferor to investigate and defend employee or other claims, to file or defend tax returns and to verify accounts receivable collections due Transferor, or for any other reasonable purpose.

(c) To the extent permitted by applicable law, Transferor shall be entitled to remove the originals of any records delivered to New Manager, for purposes of litigation involving a resident or employee to whom such record relates, if an officer of a court of competent jurisdiction, agency official or counsel for Transferor certifies that such original must be produced in order to comply with applicable law or the order of a court of competent jurisdiction in connection with such litigation. Any record so removed shall promptly be returned to New Manager following its use.

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(d) New Manager agrees to maintain at its own expense all such books, records and other material comprising records of the Facility’s management prior to the Effective Time that have been received by New Manager from Transferor or otherwise, including, but not limited to, resident records and records of resident funds, to the extent required by law, but in no event for less than three (3) years.

(e) Notwithstanding anything herein to the contrary, for a period of sixty (60) days after the Closing Date, Transferor shall, upon request and at New Manager’s expense, (i) use reasonable efforts to permit the transfer of the Facility’s current electronic resident medical records data (including MDS history), in readily available form for use in New Manager’s computer applications, and (ii) provide New Manager with view-and-print access to Transferor’s electronic medical records system, to enable New Manager, at its expense, to print and take physical delivery of such resident medical records.

(f) Notwithstanding anything in this Agreement to the contrary, the right to inspect and obtain any records from Transferor or New Manager shall be subject to all provisions of law regarding confidentiality and privacy. Transferor and New Manager acknowledge and agree that the definition of “health care operations” set forth in 45 CFR 164.501, pursuant to HIPAA, as that term is defined in Section 3.9(d) of this Agreement, permits the parties to use and disclose individually identifiable resident and employee health information in order to assure a smooth transition of facility operations. Transferor and New Manager agree to comply with, and to cause their respective employees, subcontractors and agents to comply with, applicable state and federal laws and regulations relating to the security, protection and privacy of individually identifiable health care information, including, without limitation, the regulations promulgated pursuant to HIPAA, and any amendments to those regulations that may occur from time to time. Transferor agrees that their employees, subcontractors, and agents shall maintain the confidentiality of resident and employee records and medical information, in accordance with applicable state and federal laws, rules and regulations. New Manager and their employees, subcontractors, or agents agree not to disclose protected health information to any third-party except where permitted or required by law or where the resident or employee expressly approves such disclosure in writing.

1.8 Unassigned Contracts. Nothing in this Agreement will be construed as an attempt to agree to assign any contract, certificate, license or other asset that is in law or by agreement non-assignable without the consent of the other party or parties thereto, or of any governmental authority, as the case may be, unless such consent will be given. Transferor will use commercially reasonable efforts to obtain all such necessary consents. In order, however, that the full value of every such contract, certificate, license or other asset and all claims and demands under such contracts may be realized, Transferor hereby covenants and agrees with New Manager that Transferor will, at the request and under the direction of New Manager, in the name of Transferor or otherwise, as New Manager will specify and as will be permitted by law, take all such reasonable actions and do or cause to be done all such reasonable things as shall be necessary or proper (i) to preserve the rights and obligations of Transferor under such contracts, certificates, licenses and other assets, and (ii) for, and to facilitate, the collection of the moneys due and payable for the period after the Closing Date, and to become due and payable, to Transferor in and under every such contract and in respect of every such claim and demand for the period after the Closing Date, and Transferor will hold the same for the benefit of, and will pay the same over to, New Manager.

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1.9 Reserved.

1.10 Limitation. New Manager acknowledges that, except as expressly set forth in this Agreement or the Transferor’s Transaction Documents, Transferor makes no representation, warranty, or covenant whatsoever with respect to any matter, thing or event. Without limiting the generality of the foregoing, but subject to any express representations and warranties set forth herein or in the Transferor’s Transaction Documents, New Manager shall accept the Transferred Assets and the Facility in their “AS IS” “WHERE IS” condition as of the Execution Date, subject to normal wear and tear. New Manager acknowledges, on behalf of itself and its affiliates, that neither Transferor nor any of Transferor’s representatives has made any representation or warranty to New Manager or to any of New Manager’s affiliates, except as specifically set forth in this Agreement. No representation or warranty to New Manager is made with respect to any estimates, financial projections, or forecasts relating to Transferor, the Transferred Assets or the Facility that may have been delivered or mentioned to New Manager including the reasonableness of the assumptions underlying such estimates, projections and forecasts. With respect to any such estimate, projection or forecast that may have been mentioned delivered by or on behalf of Transferor, New Manager acknowledges that (i) there are uncertainties inherent in attempting to make such estimates, projections and forecasts, (ii) New Manager is familiar with such uncertainties, (iii) New Manager is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such estimates, projections and forecasts so furnished to it, and (iv) New Manager shall have no claim against Transferor or any other person with respect thereto. New Manager agrees that, in entering into this Agreement and all of the documents contemplated by this Agreement, it has conducted due diligence with respect to the financial condition of the Facility, the Facility’s provider numbers and provider and reimbursement agreements, the Transferred Assets, the Operating Contracts and the Facility Employees and that New Manager has not relied on any express or implied representation or warranty by Transferor not expressly contained in this Agreement. Notwithstanding the foregoing, nothing herein shall preclude, prohibit or otherwise affect any claim by New Manager for fraud.

1.11 Cost Report.

(a) Following the Closing, to the extent any Medicare and/or Medicaid cost reports are due that cover periods occurring prior to the Effective Time and after the Effective Time, New Manager shall be required to timely file any such cost reports on behalf of Tenant. Transferor agrees to timely provide to New Manager all information necessary for any such cost reports related to periods occurring prior to the Effective Time and to reasonably cooperate with New Manager in preparation of cost reports with respect to the periods after the Effective Time.

(b) Following the Closing, New Manager agrees to cooperate with Transferor on a commercially reasonable basis to (i) include in Tenant’s Medicare cost reports for the initial two (2) full cost report years for the Facility such amounts for pre-Effective Time Medicare bad debt as may be certified in writing by an officer of Fundamental Administrative Services, LLC (“FAS”), to New Manager not later than thirty (30) days prior to the respective due dates of such cost reports, and (ii) promptly pay over to Transferor any and all amounts as may be paid to New Manager as Medicare bad debt reimbursement for the pre-Effective Time bad debt amounts included on such cost reports. In addition, Transferor will promptly pay over to New Manager any and all amounts that are recouped within the New Manager’s effective period forward from the Transferor’s pre-Effective Time period. In order for FAS to timely provide the Medicare bad debt information for such purpose, New Manager agrees to notify Transferor of Tenant’s cost report year for the Facility promptly upon the determination of the same. FAS may participate in any audit or review of pre-Effective Time cost reports related to bad debt at its own expense.

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1.12 Provider Contracts. Effective as of the Closing Date, Transferor’s rights and interests in and to its provider numbers and provider and reimbursement agreements with any third-party payor programs shall be assigned to New Manager, but only to the extent such provider numbers and agreements are in the name of Transferor and are assignable.

ARTICLE II
THE CLOSING; Purchase Price

2.1 Time and Place of Closing. Subject to the satisfaction of the conditions set forth herein, the actions contemplated to consummate the transactions under this Agreement (“Closing”) shall take place by email exchange of documents (or such other mutually acceptable remote methodology) simultaneously with the closing under the PSA. The date on which the Closing takes place is referred to herein as the “Closing Date.” Notwithstanding the actual time at which the Closing occurs, the time (the “Effective Time”) as of which the Closing shall be deemed to be effective and the risk of loss shall pass from Transferor to New Manager shall be 12:00:01 a.m. (local time where the Facility is located) on the Closing Date.

2.2 Purchase Price. The purchase price for the Transferred Assets shall be an amount equal to $275,000 (the “Purchase Price”). New Manager shall pay the Purchase Price (as adjusted pursuant to the terms of hereof for certain credits and debits contemplated hereby), less $25,000 which will be deposited with the Escrow Agent pursuant to Section 5.8 to Transferor by wire transfer of immediately available funds to an account designated by Transferor at least three business days prior to Closing.

2.3 Allocation. The Purchase Price will be allocated in the manner proposed by New Manager as soon as practicable following the Closing and reasonably agreed to by Transferor. After the Closing, the parties shall make consistent use of such Purchase Price allocation for all Tax purposes and in any Tax Returns filed with the Internal Revenue Service in respect thereof, including IRS Form 8594.

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ARTICLE III
TRANSFEROR’S REPRESENTATIONS AND WARRANTIES

Transferor represents and warrants to New Manager as of the date hereof and as of the Closing as follows:

3.1 Organization and Standing of Transferor. Transferor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. Transferor has the power and authority to own the Transferred Assets and to conduct the business presently being conducted by Transferor at the Facility.

3.2 Authority. Transferor has the full limited liability company power and authority to make, execute, deliver and perform this Agreement, including the schedules, exhibits, and other instruments and documents required or contemplated hereby (the “Transferor’s Transaction Documents”). Such execution, delivery, performance and consummation have been duly authorized by all necessary action, limited liability company or otherwise, on the part of Transferor and its members.

3.3 Binding Effect. The Transferor’s Transaction Documents, when executed by Transferor constitute the valid and binding obligations of Transferor, enforceable against Transferor in accordance with their respective terms.

3.4 Assets. The Transferred Assets, together with the Excluded MTA Assets, the Excluded Assets (as defined in PSA) and the Personal Property (as defined in the PSA), includes all assets, furniture, fixtures, machinery, supplies, inventory, equipment and other personal property used in the Business in the ordinary course as the Business has been operated by Transferor. Transferor has sole and exclusive, good and marketable title to, or, in the case of property held under a lease or other contractual obligation, a sole and exclusive, enforceable leasehold interest in, or contractual right to use, all of the Transferred Assets. Other than as set forth on Schedule 3.4, Transferor owns the Transferred Assets, free and clear of all Encumbrances. The Inventory is of a sufficient quantity and condition for the normal operation of the Business in the ordinary course of business and all requirements of governmental authorities.

3.5 Licenses and Permits. Transferor and Tenant possess, and have possessed, all licenses, permits, accreditations, government program provider agreements and other government authorizations issued or required by governmental authorities or accreditation agencies in connection with the ownership, maintenance and operation of the Facility or that are otherwise necessary to conduct Transferor and Tenant’s respective businesses with respect to the Facility (collectively, “Licenses”). Without limiting the foregoing, Transferor or Tenant (i) possesses, if and where required, any and all Licenses and all similar approvals necessary to maintain and operate the Facility, and (ii) is licensed by the State of Texas to operate, the Facility as a 60-bed skilled nursing facility, and all material Licenses necessary for the operation of the Facility as it is currently operated have been received and are now currently effective. Transferor is not in breach or violation of any License.

3.6 Surveys, etc. Other than as specifically identified in Schedule 3.6, all exceptions, deficiencies, violations, plans of correction or other indications of lack of compliance in any State survey or inspection reports have been fully corrected and there are no bans or limitations in effect, pending or, to Transferor’s knowledge, threatened with respect to admissions to the Facility. Transferor shall continue to deliver all such surveys, inspection reports and cost reports as and when same are received and/or filed as the case may be prior to the Closing Date.

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3.7 Claims. Other than as specifically identified in Schedule 3.7, for the two (2) year period immediately preceding the Closing Date, there have been no written notices of claims, suits, actions, judgments, demands, or casualty losses of any kind filed or claimed relating to the Facility, Tenant, Transferor or claims or losses affecting any insurance rating of the Facility, Tenant or Transferor, nor has there been any Chapter 74, Texas Civil Practices & Remedies Code, demand from an attorney representing a current or past resident of the Facility within the past two (2) years.

3.8 Collective Bargaining Agreements. There are no collective bargaining agreements between Transferor or Tenant and/or the Facility and any labor organization or employee group applicable to the operation and/or management of the Facility and, to Transferor’s knowledge, no election or other effort to unionize the Facility or any portion of its staff is underway, has been petitioned for by any Facility staff, or has been granted by the National Labor Relations Board or any similar body. For purposes of this Agreement, “to Transferor’s knowledge” and similar phrases, means the actual knowledge of Jake Hallsted.

3.9 Compliance.

(a) The Transferor, the Facility and Tenant are and have been in compliance with all applicable laws and orders, including all laws relating to employment practices and benefit plans (e.g., ERISA, classification as exempt versus non-exempt and misclassification as of employees versus independent contractors), all environmental laws, including those with respect to the disposal of hazardous materials, and all applicable Healthcare Laws. The Facility is currently in material compliance with (i) all Licenses issued by any agency having jurisdiction over the Facility, (ii) all plans of correction and allegations of compliance filed by or in behalf of the Facility, and (iii) all Conditions and Standards of Participation for the Medicare and Medicaid programs. There are no outstanding Life Safety Code deficiencies for the Facility and there are no outstanding waivers for any Life Safety Code deficiencies. There are no pending government program audits by any governmental authority. Transferor has not received written, or to Transferor’s knowledge, oral, notice of any action or proceeding initiated or proposed by State or federal agencies having jurisdiction thereof, to either revoke, withdraw or suspend any License or to decertify, terminate, ban or limit the participation of Tenant or the Facility in the Medicare, Medicaid, VA or any other third-party payor programs.

(b) Neither Transferor, the Business, or to Transferor’s knowledge, Tenant or any of their respective directors, managers, owners, officers, employees, healthcare professionals, contractors or agents, has with respect to or related to the Facility or the Business (i) given, agreed to give, received, or agreed to receive any illegal gift, contribution, payment or similar benefit to, or entered into any contract or informal arrangement with, any supplier, patient, client, customer, governmental official or employee or other person who was, is or may be, in a position to help or hinder the Facility, Transferor or Tenant, or assist in connection with any actual or proposed transaction or made, or agreed to make, any illegal contribution or bribe, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office or (ii) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

(c) Neither Transferor, or to Transferor’s knowledge, Tenant nor any of their respective directors, managers, officers, employees, independent contractors, owners, members, shareholders or agents, have been convicted of, charged with or investigated for a violation of any law related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation of controlled substances, or has been debarred, excluded, suspended, or otherwise prohibited from participation in Medicare, Medicaid or other government program, or been subject to any order or consent decree of, or criminal or civil fine or penalty relating to any government program imposed by, any governmental authority. Transferor has not arranged or contracted with (by employment or otherwise) any individual or entity that is excluded, debarred, or otherwise prohibited from participation in a government program that is related to the Business. Transferor has not received any written notice of any exclusion, suspension, or debarment actions relating to the Facility pending or threatened against Transferor or any of their directors, managers, officers, employees, independent contractors, owners, members, shareholders or agents. Transferor conducts (and have conducted) background checks in compliance with applicable law and regularly screen (and have screened) all of their healthcare professionals, directors, managers, officers, employees, independent contractors, owners, members, shareholders or agents against the List of Excluded Individuals and Entities maintained by the Office of Inspector General of the Department of Health and Human Services and the System for Award Management excluded parties data maintained by the General Services Administration.

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(d) Transferor and each individual who holds or is required to hold a license from any board, agency or other governmental authority relating to the provision of professional or other services employed or engaged by Transferor or the Business, including, without limitation, any physician, nurse practitioner, physician assistant or nurse (each, a “Healthcare Provider”) and, to Transferor’s knowledge, Tenant, is, and at all times during the three (3)-year period preceding the date hereof or the time during which such individual served in such capacity on behalf of Transferor, if shorter, has been, in compliance with, all applicable Healthcare Laws and no violation exists under any applicable Healthcare Law. All Healthcare Providers required to be licensed, certified or registered to perform services on behalf of Transferor or otherwise with respect to the Facility or the Business are and have been (with respect to any period of time during which such Healthcare Provider performed services on behalf of Transferor) so licensed, certified or registered without restriction. No action or investigation has been filed, commenced or, to Transferor’s knowledge, threatened against Transferor or any Healthcare Provider or Tenant alleging any failure so to comply in any material respect, and neither Transferor, the Business, any Healthcare Provider, or to Transferor’s knowledge, Tenant has received any written, or to Transferor’s knowledge, oral, notice from any governmental authority of any alleged material violation of, material default under or any citation for material noncompliance with any applicable Healthcare Law. There are no facts, events, circumstances or conditions that would reasonably be expected to form the basis for any action against Transferor, the Business, any Healthcare Provider, or, to Transferor’s knowledge, Tenant relating to or arising under any Healthcare Law. To Transferor’s knowledge, no Healthcare Provider has been the subject of any disciplinary proceeding by any governmental authority, including any state board of medical examiners or similar governmental authority, during the three (3) year period preceding the date hereof. Neither Transferor, the Business nor, to Transferor’s knowledge, Tenant received any written, or to Transferor’s knowledge, oral, notice of and is not the subject of any action with respect to, any violation of, or any obligation to take remedial action under, applicable Healthcare Laws. Neither Transferor, the Business, any Healthcare Provider, or to Transferor’s knowledge, Tenant has received any written, or to Transferor’s knowledge, oral, notice from any governmental authority of any pending, active or threatened actions involving Transferor, Tenant, the Business, the Facility or any Healthcare Provider with respect to any applicable Healthcare Laws prohibiting, governing, regulating or relating to fee-splitting, self-referrals or payment or receipt of kickbacks in return for or to induce referrals. Transferor and, to Transferor’s knowledge, Tenant maintain a compliance program that materially complies with applicable Healthcare Laws and that reflects the material elements of an effective compliance programs to monitor compliance with applicable Healthcare Laws. “Healthcare Laws” means all laws applying to persons involved in the provision or administration of, or the submission of claims for or the receipt of payment for, products or services related to healthcare, in-home care, personal care, or assisted living by reason of the nature of their businesses, including: (a) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code, the Physician Self-Referral Law, commonly known as the “Stark Law” (42 U.S.C. §§ 1395nn and 1396b), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the Federal Criminal False Claims Act (18 U.S.C. § 287), the False Statements Relating to Health Care Matters Law (18 U.S.C. § 1035), Health Care Fraud (18 U.S.C. § 1347) and any regulations promulgated pursuant to such statutes, or similar state or local statutes or regulations, (b) Medicare (Title XVIII of the Social Security Act), the regulations promulgated thereunder, (c) Medicaid (Title XIX of the Social Security Act) including the regulations promulgated thereunder as well as comparable state Medicaid statutes and regulations and any other state or federal laws related to the relationships among providers, payors, vendors and consumers in the healthcare industry and the delivery, purchase, sale or support of healthcare services, (d) TRICARE (10 U.S.C. § 1071 et seq.) and the regulations promulgated thereunder, (e) quality and safety laws relating to the regulation, storage, provision or administration of, or payment or rebates for, healthcare products or services, including prescription products, durable medical equipment, prosthetics and controlled substances, or the conducting of clinical research (e.g., Federal Food, Drug & Cosmetics Act (21 U.S.C. §§ 301 et seq.), the Controlled Substances Act (21 U.S.C. §§ 801 et seq.) and the Public Health Service Act, (42 U.S.C. §§ 201 et seq.)), (f) laws governing the provision of healthcare services to employees with workers compensation coverage, (g) licensure laws relating to the regulation, provision or administration of, or payment for items, services or goods related to healthcare, in-home care, personal care, or assisted living and the ownership or operation of medical or surgical equipment, or other supplies or accessories, including laws relating to the so-called “corporate practice of medicine”, “corporate practice of nursing” or fee splitting, (h) laws relating to certificate of need or similar laws governing the establishment of providers, practices or services related to healthcare, in-home care, personal care, or assisted living, the acquisition of equipment or the making of healthcare capital expenditures, (i) any laws applicable to the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments for medical or healthcare services, (j) HIPAA, and (k) any and all other implementing regulations, rules, ordinances, order, and applicable regulatory manual provisions, policies and administrative guidance related to healthcare, in-home care, personal care, or assisted living having the force of law, each of (a) through (j) as may be amended from time to time. “HIPAA” means the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and any implementing regulations promulgated thereunder (including the Standards for Privacy of Individually Identifiable Health Information, the Security Standards for the Protection of Electronic Protected Health Information and the Standards for Electronic Transactions and Code Sets promulgated thereunder) and applicable state laws regarding patient privacy and the security, use or disclosure of patient health care records.

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(e) Seller is, and at all times has been, in compliance with all applicable Information Privacy and Security Laws, as defined herein. Seller is, and at all times has been, in compliance with (i) all contracts or other arrangements in effect between Seller and any third party that apply to or restrict the use, disclosure or security of Personal Information, as defined herein, by Seller or by any other party to such contracts or other arrangements (collectively, “Privacy Agreements”); and (ii) the terms of any consents, authorizations, waiver of authorization or other permission pursuant to which Seller accesses, uses, discloses, or has accessed, used or disclosed, Personal Information (collectively, “Privacy Consents”). Seller has in place, and Seller complies and has complied with, written policies to protect the security and privacy of Personal Information. Seller has the right pursuant to the Privacy Agreements, the Privacy Consents and its privacy and security policies to use and disclose Personal Information for the purpose such information is and has been used and disclosed. Neither the execution, delivery or performance of this Agreement, nor the consummation of any of the transactions contemplated by this Agreement, including any direct or indirect transfer of Personal Information resulting from such transactions, will violate any Seller policies, any Privacy Agreements, or any Privacy Consents as such currently exist or as existed at any time during which any of such Personal Information or customer information was collected or obtained. Seller has, and has at all times maintained, commercially reasonable physical, technical, organizational and administrative security safeguards to protect all Personal Information and customer information collected by Seller or on behalf of Seller from and against unauthorized access, use and/or disclosure and that comply with all Privacy Agreements, all Privacy Consents and applicable Information Privacy and Security Laws in every jurisdiction in which Seller operates. Seller has to the extent applicable, implemented all security management processes required by HIPAA, including a risk analysis, risk management activities, a sanction policy and information system activity review, as described at 45 C.F.R. § 164.308(a)(1)(ii). No person has withdrawn his or her consent to any use or processing of his or her Personal Information or requested erasure of their Personal Information by Seller in the six (6) years prior to the date of this Agreement where Seller has not complied with such request. Seller has not received any complaint from any person or Governmental Authority regarding Seller’s or any of its agents, employees or contractors’ uses or disclosures of, or security practices or security incidents regarding, Personal Information. There have not been any non-permitted uses or disclosures, security incidents, or breaches involving Personal Information held or collected by or on behalf of Seller. Seller is subject to any pending claim, or, to the Knowledge of Seller, is any claim threatened against (and to the Knowledge of Seller, no such claims are likely to be asserted or threatened against Seller) by any third party or entity, including any Governmental Authority, alleging (i) a violation of any Seller policies, Privacy Consents or any Privacy Agreements; (ii) a violation of any third party or entity’s privacy, personal or confidentiality rights under any Information Privacy and Security Laws, or (iii) the failure of Seller with respect to any security audit. Seller has not notified, either voluntarily or as required by any Information Privacy and Security Law, any affected individual, any customer, any Governmental Authority, or the media of any breach or non-permitted use or disclosure of Personal Information, and Seller is not currently planning to conduct any such notification or investigating whether any such notification is required. “Information Privacy and Security Laws” means all Applicable Laws concerning the privacy, protection, storage, access, use, exchange, disclosure and/or security of Personal Information or other data including, HIPAA, state data breach notification Applicable Laws, state health information protection Applicable Laws, state social security number protection laws, the Federal Trade Commission Act, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Privacy Act of 1974, the CAN SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, and state consumer protection Applicable Laws. “Personal Information” means: (A) any information that identifies, or in combination with other information may identify, is linked to, or relates to an individual, or is capable of being associated with an individual; (B) any information that is governed, regulated or protected by one or more Applicable Laws concerning information relating to an identified or identifiable natural person or PCI DSS, including, without limitation, any “protected health information” (as defined by HIPAA), social security number or tax identification number, credit card number, bank account information or financial customer or account numbers; (C) information that can be used to authenticate an individual (including, without limitation, passwords or PINs, biometric data, unique identification numbers, answer to security questions, or other personal identifiers) in any format whether written, electronic or otherwise; and (D) any information that is derived from or linked to other Personal Information

(f) There are no outstanding bed Taxes or other fees owing to state licensing authorities or any of the Government Programs.

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3.10 Cost Reports. Transferor has filed all Medicare and Medicaid cost reports and related reports for the Facility in compliance with applicable laws and such cost reports are accurate in all material respects.

3.11 Taxes. There are no real estate taxes or assessments and/or impositions which are due and unpaid or that will not be prorated at the Closing. Transferor has timely filed or has caused to be timely filed on its behalf, all tax returns required to be filed by it in accordance with applicable law. All such tax returns were true, complete and accurate in all material respects. All taxes owed by Transferor shown on any such tax return have been timely paid in full.

3.12 Loan Defaults. To Transferor’s knowledge, there is no default under the terms and conditions of any agreement, loan, mortgage, deed of trust, or any other loan document in favor of any mortgagee with a security interest in the Facility. Schedule 3.12 sets forth a list of all Debt of Transferor, and, to Transferor’s knowledge, all Debt otherwise affecting the Facility. “Debt” means (a) all indebtedness, contingent or otherwise, for money borrowed, purchase money indebtedness (other than accounts payable in the ordinary course of business to the extent such accounts payable are not more than sixty (60) days past due) and reimbursement obligations with respect to letters of credit; (b) obligations evidenced by notes, bonds, debentures or similar instruments; (c) all of the indebtedness and obligations of the type described in clauses (a) and (b) of this definition guaranteed in any manner through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily or exclusively for the purpose of enabling the debtor to make payment of the indebtedness or obligation or to insure the owners of the indebtedness or obligation against loss; (d) all of the indebtedness or obligations of the type described in clauses (a), (b) and (c) of this definition secured by any Encumbrance upon the Property, even though no liability currently exists for the payment of such indebtedness; (e) all obligations to pay rent or other amounts under any lease of (or other arrangement covering the right to use) real or personal property that are required to be classified and accounted for as capital or finance leases on a balance sheet as of such date computed in accordance with GAAP; (f) the deferred purchase price of assets, property or services incurred outside the ordinary course of business; (g) all indebtedness of others guaranteed or in effect guaranteed directly or indirectly in any manner; (h) all obligations for any earn-out or contingent payment or bonus or similar payment or any indemnification obligations under any acquisition agreement; and (i) all accrued but unpaid interest expense and all penalties, fees, breakage costs, charges and prepayment premiums that are payable, in each case with respect to any of the indebtedness or obligations described in this definition, including as a result of the entry into this Agreement and the consummation of the transactions contemplated hereby.

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3.13 Provider Agreements. The Facility has current provider agreements under Titles XVIII and XIX of the Social Security Act.

3.14 Financial Statements. Transferor has provided New Manager the balance sheet of Transferor as of December 31, 2019 and December 31, 2020, and related statement of income for the 12-month periods then ended and the balance sheet of Transferor as of April 30, 2021 and related statement of income for the 4-month period then ended (collectively, the “Financial Statements”). The Financial Statements fairly present, in all material respects, the financial condition and the results of operations of Transferor as of the dates of and for the periods referred to in such Financial Statements. Except as set forth on Schedule 3.14, the Financial Statements have been prepared in accordance with GAAP. Transferor has no liabilities of any nature whatsoever, whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential, whether due or to become due, except for (i) liabilities reflected or reserved against in the most recent Financial Statements and (ii) current liabilities incurred in the ordinary course of business since the date of the most recent Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, violation of any law or order or any action). Transferor has no knowledge of any fact or circumstance with respect to Tenant that would reasonably be expected to adversely affect in any material respect the financial condition of the Business.

3.15 Material Adverse Effect. Since December 31, 2020, there have been no events, transactions or information relating to the Facility or the Transferred Assets which, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the operations of the Facility or the Business, and Transferor has managed the Facility and Business in the ordinary course of business throughout such period.

3.16 QIPP Documents. Transferor is in material compliance with all lease agreements, management agreements and other agreements with the Tenant and related to the Facility’s participation in the Quality Incentive Payment Program (“QIPP”) sponsored by the Texas Health and Human Services Commission (“collectively, “QIPP Related Agreements”).

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3.17 Contracts. Schedule 3.17 sets forth each contract to which Transferor is a party or by which it is otherwise bound. With respect to each such contract: (i) such contract is in full force and effect and enforceable against the counter-party thereto; (ii) neither Transferor nor, to Transferor’s knowledge, the other party thereto is in breach or default under such contract; and (iii) neither Transferor nor the other party thereto has requested to terminate, modify or otherwise renegotiate the terms thereof. Transferor has delivered to New Manager a true, correct and complete copy of each such contract. To Transferor’s knowledge, neither Tenant nor any other party to a contract with Tenant is in material breach of such contract. To Transferor’s knowledge, neither Tenant nor any other party to a contract relating to a third party payment program has given notice to terminate or modify such contract or to otherwise renegotiate the terms of such contract.

3.18 No Conflict. Except as disclosed on Schedule 3.18, none of the execution, delivery or performance by Transferor of any of the Transferor’s Transaction Documents nor the consummation of the transactions contemplated hereby will: (a) violate any law; (b) result in the modification, acceleration, termination, breach or violation of, or default under, any contractual obligation of Transferor; (c) require any action by (including any authorization, consent or approval), or in respect of (including notice to), any person under any contractual obligation of Transferor; (d) result in the creation or imposition of an Encumbrance upon, or the forfeiture of, any assets of Transferor; or (e) result in a material breach or violation of, or default under, the organizational documents of Transferor. Except as set forth on Schedule 3.18, no affiliate of Transferor is a party to any such contract and there are no and, during the immediately preceding two (2) years, there have been no other transactions or arrangements between Transferor and any affiliate of Transferor.

3.19 Solvency. Transferor is not insolvent and Transferor has the ability to pay all of its debts as they come due, and further is not involved in, and is not contemplating, any bankruptcy, reorganization or insolvency proceeding of any kind. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement: (i) Transferor will be able to pay its liabilities as they become due in the ordinary course of business and (ii) Transferor will have assets (calculated at fair market value) that exceed its liabilities. The cash available to Transferor, after taking into account all other anticipated uses of the cash, will be sufficient to pay all debts promptly in accordance with their terms.

3.20 Brokers or Finders. Except for Senior Living Investment Brokerage, Inc. (representing Transferor only), no agent, broker, investment banker or other firm or person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with the Closing based on arrangements made by or on behalf of Transferor.

ARTICLE IV
NEW MANAGER’S REPRESENTATIONS AND WARRANTIES

New Manager represents and warrants to Transferor on the date hereof and as of the Closing Date as follows:

4.1 Organization and Standing of New Manager. New Manager is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. New Manager has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it.

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4.2 Authority. New Manager has the full limited liability company power and authority to make, execute, deliver and perform this Agreement and the other instruments and documents required or contemplated hereby (the “New Manager’s Transaction Documents”, collectively with the Transferor’s Transaction Documents, the “Transaction Documents”). Such execution, delivery, performance and consummation have been duly authorized by all necessary action, limited liability company or otherwise, on the part of New Manager and its members.

4.3 Binding Effect. New Manager’s Transaction Documents, when executed by New Manager, constitute the valid and binding obligations of New Manager, enforceable against New Manager in accordance with their respective terms.

4.4 Solvency. New Manager is not insolvent and New Manager has the ability to pay all of its debts as they come due, and further is not involved in, and is not contemplating, any bankruptcy, reorganization or insolvency proceeding of any kind. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement: (i) New Manager will be able to pay its liabilities as they become due in the ordinary course of business and (ii) New Manager will have assets (calculated at fair market value) that exceed its liabilities. The cash available to New Manager, after taking into account all other anticipated uses of the cash, will be sufficient to pay all debts promptly in accordance with their terms.

4.5 No Conflict. None of the execution, delivery or performance by New Manager of any of the New Manager’s Transaction Documents nor the consummation of the transactions contemplated hereby will: (a) violate any law; (b) result in the modification, acceleration, termination, breach or violation of, or default under, any contractual obligation of New Manager; (c) require any action by (including any authorization, consent or approval), or in respect of (including notice to), any person under any contractual obligation of New Manager; (d) result in the creation or imposition of an Encumbrance upon, or the forfeiture of, any assets of New Manager; or (e) result in a material breach or violation of, or default under, the organizational documents of New Manager.

4.6 Brokers or Finders. No agent, broker, investment banker or other firm or person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with the Closing based on arrangements made by or on behalf of New Manager.

ARTICLE V
OBLIGATIONS OF THE PARTIES

5.1 Applications and Filings; Efforts. No later than thirty (30) days after the Closing or such earlier time as may be required by applicable law, Transferor and New Manager shall make all filings and complete all applications required by the State of Texas, Medicare and Medicaid to permit New Manager to manage the Facility. Transferor shall cooperate with New Manager in connection with all such filings and applications. In addition, Transferor shall use commercially reasonable efforts to obtain all consents and provide all notices to any third parties in connection with the transfer of the Transferred Assets. Each of the parties shall use commercially reasonable efforts to cause the conditions precedent set forth herein to be satisfied; provided, that the foregoing shall not require a waiver of any condition precedent.

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5.2 Management of Facility. Between the Execution Date and the Closing, Transferor shall:

(a) manage the Facility in the ordinary course and in substantially the same manner as currently managed, including with respect to the maintaining Inventory at normal operating levels;

(b) (i) maintain, keep and preserve its assets and properties (taken as a whole) in all material respects in good condition and repair (ordinary wear and tear excepted); (ii) preserve in all material respects its business intact; (iii) preserve in all material respects the goodwill of and relations with employees, Healthcare Providers, suppliers, distributors, vendors, referral sources, patients, residents, tenants, customers, and others having business dealings or relations with the Transferor or the Facility; and (iv) maintain its books and records consistent with past practices and applicable law;

(c) maintain or cause to be maintained all insurance policies presently being maintained by Transferor with respect to the Facility and/or Transferred Assets;

(d) preserve in force (or cause to be preserved in force) all existing Licenses, of the Facility, including Medicare and Medicaid and any other government payment program enrollments, and if any such License or enrollment shall expire or be suspended or revoked prior to the Closing, Transferor shall promptly notify New Manager and shall, at Transferor’s expense, take all commercially reasonable measures to cause the extension, renewal or reinstatement of such License without any additional limitation or condition;

(e) maintain, restore or replace all drugs, medicines, foods and other supplies used in connection with the operation of the Facility; and

(f) not take any actions which are inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement.

5.3 Further Assurances. From and after the Closing Date, upon the request of the Transferor or New Manager, the parties shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as reasonably required or appropriate to carry out and/or evidence the transactions contemplated hereby.

5.4 Exclusivity. During the period between the Execution Date and the Closing Date or the earlier termination of this Agreement as provided herein, Transferor shall not and shall cause its representatives not to, directly or indirectly, (a) solicit, initiate or encourage the submission of any proposal or offer from any person relating to the acquisition of the Transferred Assets (including any acquisition structured as a merger, consolidation, share exchange, tender offer or otherwise), or any other merger, reorganization, recapitalization or similar transaction involving the Transferor, or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate or encourage in any other manner any effort or attempt by any person to do or seek any of the foregoing.

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5.5 Access and Investigation. During the period commencing on the Execution Date and ending on the Closing Date or the earlier termination of this Agreement as provided herein, Transferor to: (a) afford New Manager and its representatives reasonable access, during regular business hours, to Transferor’s properties, personnel, agents and accountants; (b) afford reasonable access to and the right to inspect all of the properties, assets, premises, books and records, contracts, agreements and other documents and data related to the Facility; (c) furnish New Manager and its representatives with such financial, operating and other data and information related to the Facility as New Manager and its representatives may reasonably request; and (d) afford New Manager and its representatives access to the Transferor’s third party payors, vendors and referral sources and Tenant.

5.6 Notifications. Following the Execution Date until the Closing or the earlier termination of this Agreement as provided herein, Transferor will give New Manager prompt written notice upon becoming aware of any development, event or circumstance that does or would reasonably be expected to result in (a) a material breach of or inaccuracy in any of the representations or warranties Transferor hereunder, or (b) any material breach or failure of Transferor to perform or satisfy any covenant, condition, or agreement to be performed or satisfied under this Agreement or any Transferor’s Transaction Document; provided, however, that no such disclosure will be deemed to prevent or cure any such breach or failure to perform any such covenant, condition or agreement, or such breach of or inaccuracy in, amend or supplement any Schedule to, or otherwise disclose any exception to, any of the representations and warranties set forth in this Agreement, including for purposes of indemnification or with respect to the satisfaction of any condition precedent.

5.7 Tail Coverage; Insurance. On or before the Closing Date, Transferor will, at Transferor’s cost and expense, obtain “tail insurance” coverage, in form and substance reasonably satisfactory to New Manager, naming New Manager as an additional insured extending for two (2) years for Transferor’s insurance coverage in connection with liabilities arising out of or related to the Business on or before the Closing Date, including but not limited to general liability, professional liability, employee practices liability and executive liability, in each case, which tail insurance shall contain terms and conditions no less advantageous than are contained in such current insurance policies and, with respect to professional liability insurance, shall cover Transferor and each other employee or independent contractor of the Transferor providing medical services. Transferor shall provide evidence of such coverage to New Manager.

5.8 Escrow Agreement. At Closing, Transferor and New Manager shall enter into an Escrow Agreement (the “Escrow Agreement”) to be entered by and among Transferor, Landlord, GCC Olney, LLC, Grace Properties Olney, LLC, GCC Henrietta, LLC, Grace Properties Henrietta, LLC (collectively, the “Seller Parties”), New Manager, Buyer, Henrietta Health and Rehab Center, LLC, Olney Health and Rehab Center, LLC (collectively, the “Buyer Parties”), and Fidelity National Title Agency, Inc. (“Escrow Agent”) to be dated as of the Closing Date, pursuant to which the Seller Parties will deposit with Escrow Agent the aggregate amount of Seventy-Five Thousand and No/100 Dollars ($75,000.00) to cover any indemnification obligations of the Seller Parties to the Buyer Parties for a period of twelve (12) months pursuant to those certain agreements by and between the Seller Parties and Buyer Parties (the “Other Transaction Documents”).

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ARTICLE VI
CONDITIONS PRECEDENT TO NEW MANAGER’S OBLIGATIONS

Unless waived by New Manager, its obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of Transferor contained in this Agreement or on any Schedule or Transaction Document that are not qualified by materiality shall be true and correct in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time and the representations and warranties of Transferor contained in this Agreement or on any Schedule or Transaction Document that are qualified by materiality shall be true and correct in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time.

6.2 Performance of Covenants. Transferor shall have performed or complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time.

6.3 Delivery of Closing Certificate. Transferor shall have executed and delivered to New Manager a certificate in the form and substance of Exhibit 6.3.

6.4 Transferred Assets at Closing. Transferor shall have executed and delivered the Bill of Sale and shall have delivered appropriate certificates of title and transfer instruments with respect to any vehicles included in the Transferred Assets.

6.5 Personal Guaranty. The personal guaranty of Jake Hallsted, dated as of the date hereof, shall be in full force and effect (the “Guaranty”).

6.6 Assignment and Assumption of Management Agreement. Transferor and Tenant shall have executed and delivered an assignment and assumption of the Management Agreement substantially in the form and substance of Exhibit 6.6 (“Assignment and Assumption of Management Agreement”).

6.7 Financing. The Buyer Parties shall have received financing sufficient for the payment of the Purchase Price and for the purchase price contemplated to be paid in the Other Transaction Documents.

6.8 Other Transaction Documents Closing. The closing under the Other Transaction Documents shall have occurred.

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6.9 Trust Funds. Transferor shall have executed and delivered an assignment and assumption of Trust Funds substantially in the form and substance of Exhibit 6.9 (“Assignment of \ Trust Funds”).

6.10 Other Documents. Transferor shall have furnished New Manager with all other documents, certificates and other instruments required to be furnished to New Manager by Transferor pursuant to the terms hereof.

6.11 Reserved.

6.12 Compliance. All actual deficiencies and violations of the severity level of “G” or worse noted in any pre-Closing Date survey for the Facility shall have been corrected, and such corrections accepted by the Texas Health and Human Services Commission.

6.13 License. The Facility’s license to operate a nursing home issued by the Texas Health and Human Services Commission shall be in good standing and in full force and effect. Transferor shall have provided notice to the Texas Health and Human Services commission of the change in management.

6.14 Reserved. If any exhibits or schedules are not attached hereto, the parties hereto agree to attach such exhibits and schedules as soon as reasonably practicable but in any event prior to the Closing Date.

6.15 Consents and Approvals. The consents and approvals set forth on Exhibit 6.15 shall have been obtained.

6.16 Restrictive Covenant Agreements. New Manager shall have received restrictive covenant agreements in the form set forth on Exhibit 6.16 duly executed by the persons set forth therein.

6.17 No Proceeding. No action or order restraining, enjoining or otherwise preventing or delaying the consummation of this Agreement or the transactions contemplated hereby shall be outstanding, and no action, before or by any governmental authority, whether at law or in equity, shall be pending, wherein an unfavorable outcome would (i) prevent the performance of this Agreement or the consummation of the transactions contemplated hereby, or (ii) affect adversely the right of New Manager to own the Transferred Assets, or operate and/or manage the Business and the Facility.

6.18 PPP Loans. New Manager shall have received evidence reasonably satisfactory to New Manager of the escrow of the principal amount plus interest due or payable with the applicable PPP lender under the terms of the PPP Loans set forth on Schedule 3.12.

6.19 Certain Other Matters. New Manager shall have received evidence satisfactory to New Manager of the completion of the matters set forth on Schedule 6.19.

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ARTICLE VII
CONDITIONS PRECEDENT TO TRANSFEROR’S OBLIGATIONS

Unless waived by Transferor, its obligation to consummate the transactions contemplated by this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions:

7.1 Representations and Warranties. The representations and warranties of New Manager contained in this Agreement or any other Transaction Document shall be true and correct in all material respects at and as of the Effective Time as though such representations and warranties were made at and as of such time.

7.2 Performance of Covenants. New Manager shall have performed or complied in all material respects with each of its agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Effective Time.

7.3 Delivery of Closing Certificate. New Manager shall have delivered to Transferor a certificate in the form and substance of Exhibit 7.3.

7.4 Bill of Sale. New Manager shall have executed and delivered the Bill of Sale.

7.5 Assignment and Assumption of Management Agreement. New Manager shall have executed and delivered the Assignment and Assumption of Management Agreement.

7.6 Reserved.

7.7 Other Transaction Documents Closing. The closing under the Other Transaction Documents shall have occurred.

7.8 Resident Trust Funds. New Manager shall have executed and delivered the Assignment of Resident Trust Funds.

7.9 Other Documents. New Manager shall have furnished Transferor with all other documents, certificates and other instruments required to be furnished to Transferor by New Manager pursuant to the terms hereof.

ARTICLE VIII

SURVIVAL AND INDEMNIFICATION

8.1 Indemnification by Transferor. Transferor shall defend, indemnify and hold New Manager and New Manager’s shareholders, members, officers, directors, employees, representatives and agents and their respective representatives, heirs and assigns (the “New Manager Indemnified Parties”) harmless from and against any claim, action, suit, proceeding, investigation, liability, damage, loss, cost or expense (including reasonable attorneys’ fee and reasonable disbursements of counsel and actual costs and whether or not involving a third party claim) (collectively, a “Loss”) resulting from (i) any inaccuracy or breach of any representation, warranty, covenant, agreement or obligation on the part of Transferor contained in this Agreement or in any of the agreements, certificates or other instruments attached hereto; (ii) the occupancy, management or operation of the Facility prior to the Effective Time; and (iii) any Excluded Liabilities.

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8.2 Indemnification by New Manager. New Manager shall defend, indemnify and hold Transferor and Transferor’s members, managers, officers, directors, employees, representatives and agents, and their respective representatives, heirs and assigns (the “Transferor Indemnified Parties”), harmless from and against, any Loss incurred by the foregoing parties as a result of (i) any inaccuracy or breach of any representation, warranty, covenant, agreement or obligation on the part of New Manager contained in this Agreement or in any agreement, certificate or other instrument attached hereto; (ii) the occupancy, management or operation of the Facility by New Manager from and after the Effective Time; and (iii) any failure by New Manager to pay or perform any obligations or liabilities assumed by New Manager pursuant to this Agreement including, but not limited to, obligations or liabilities under the Assumed Contracts (to the extent assumed in accordance with the Assignment and Assumption of Contracts); provided, however, in no event shall New Manager be required to indemnify the Transferor Indemnified Parties for any matter for which a New Manager Indemnified Party is entitled to indemnification pursuant to Section 8.1.

8.3 Procedure. A party claiming indemnification under this Article VIII (the “Asserting Party”) must promptly notify in writing the party from which indemnification is sought (the “Defending Party”) of the nature and basis of such claim for indemnification. If such claim relates to a claim, litigation or other action by a third-party against Asserting Party, (“Third-Party Claim”), Defending Party may elect to assume the defense of the Third-Party Claim promptly after receipt of the notice referred to above at its own expense with counsel selected by Defending Party and reasonably satisfactory to Asserting Party; provided, however, that the Defending Party may not assume the defense of such Third Party Claim unless (i) the Defending Party gives written notice to the Asserting Party within fifteen (15) days of receipt of the claim notice that the Defending Party will indemnify the Asserting Party from and against the entirety of any and all Losses the Asserting Party ultimately suffers resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Third Party Claim involves only claims for monetary damages and does not seek an injunction or other equitable relief against the Asserting Party, (iii) the Asserting Party reasonably concludes, based upon advice of counsel that a conflict does not exist between the Asserting Party and the Defending Party in connection with the defense of the Third Party Claim, (iv) the Third Party Claim does not relate to or otherwise arise in connection with taxes, any criminal or regulatory enforcement action or otherwise involve a claim by a governmental authority, (v) settlement of, an adverse judgment with respect to or the Defending Party’s conduct of the defense of the Third Party Claim is not, in the good faith judgment of the Asserting Party, likely to be adverse to the Asserting Party’s reputation or continuing business interests (including the Asserting Party’s relationships with current or potential customers, suppliers, payors, Tenant or other parties material to the conduct of the business of the Asserting Party) and (vi) the Defending Party conducts the defense of the Third Party Claim actively and diligently and in good faith. If Defending Party assumes the defense of the Third-Party Claim and diligently defends such Third-Party Claim, Defending Party shall not be liable for any fees and expenses of counsel for Asserting Party incurred thereafter in connection with the Third-Party Claim. To the extent required by applicable law, the Asserting Party shall act reasonably and in good faith in an effort to mitigate any Loss for which it is entitled to indemnification. Failure of the Asserting Party to promptly notify the Defending Party of a claim hereunder shall not waive the rights of the Asserting Party to indemnification hereunder, except to the extent that the Defending Party can demonstrate actual material loss or prejudice as a result of such failure or delay. Defending Party shall not settle any Third Party Claim without the written consent of the Asserting Party, which consent shall not be unreasonably withheld, conditioned, or delayed.

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8.4 Limitations.

(a) EXCEPT AS SUCH MAY BE PART OF ANY CLAIM OF ANY THIRD-PARTY, UNDER NO CIRCUMSTANCES SHALL TRANSFEROR, NEW MANAGER OR ANY AFFILIATE THEREOF BE RESPONSIBLE OR LIABLE IN ANY WAY FOR PUNITIVE DAMAGES (UNLESS PUNITIVE DAMAGES ARE ACTUALLY AWARDED TO A THIRD-PARTY), OR ANY EXEMPLARY DAMAGES, REGARDLESS OF WHETHER THE ACTION IS FOUNDED IN CONTRACT, TORT, STATUTORY OR OTHERWISE, AND BOTH PARTIES AGREE THAT IN NO EVENT SHALL EITHER ASSERT, CLAIM, DEMAND OR OTHERWISE REQUEST SUCH DAMAGES.

(b) For the avoidance of doubt, absent fraud, no individual officer, director, member, managing member, shareholder, equity holder, partner, employee, agent, or representative of any party hereto shall have any liability for any claims of the other party related to this Agreement, or any agreements, certificates, or instruments delivered in connection herewith, in any way.

(c) Except with respect to a claim for indemnification arising as a result of a breach of a Fundamental Representation, in no event shall a New Member Indemnified Party be entitled to Losses in excess of the amounts deposited with the Escrow Agent and the amounts guaranteed under the Guaranty (i.e., together with the amounts in escrow, $150,000 in the aggregate) with respect to a claim for indemnification arising as a result of a breach of a representation or warranty.

8.5 Exclusive Remedy. Except in the case of fraud, the remedies provided in this Article VIII and in the Other Transaction Documents shall be the sole and exclusive remedies that may be available to a party or an Asserting Party with respect to any matters arising under or relating to this Agreement, any document executed and delivered pursuant to the provisions hereof and the transactions contemplated herein.

8.6 Insurance Recoveries . No party shall be required to indemnify the other with respect to any Losses for which third-party recoveries or insurance proceeds are paid to Asserting Party, regardless of the identity of the holder of such insurance policy or benefit; provided, however, that if the insurance proceeds or third-party recoveries do not satisfy the entire amount of the Losses, then the provisions of this Section shall be applicable to such unsatisfied portion.

8.7 Survival. The representations and warranties contained in this Agreement, and in any agreements, certificates or other instruments delivered pursuant hereto, shall survive Closing for a period of twelve months following the Closing provided, however, that the representations and warranties set forth in Sections 3.1, 3.2, 3.3, and 3.4 shall survive indefinitely and the representations and warranties set forth in Section 3.9 shall survive until the expiration of the applicable statute of limitations (such representations, the “Fundamental Representations”). The covenants and other obligations set forth herein shall survive until fully performed. Delivery of a claim notice meeting the requirements pursuant to Section 8.3 with respect to a claim or potential claim or matter for which indemnification may be required pursuant to this Article VIII, and prior to the expiration of applicable survival period (if any) will be sufficient to cause any such matter or claim specified therein to continue to survive for purposes of resolving the matter or claim specified therein, it being the agreement of the parties that an indemnified party will not be required to file a lawsuit, begin an arbitration or commence another formal or informal action or other proceeding in order to cause such matter or claim to survive.

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8.8 Knowledge and Investigation. The right of any party to indemnification pursuant to this Article VIII is not to be affected by the Closing or any waiver of any Closing condition hereunder or any investigation conducted for or on behalf of any party, or knowledge acquired (or capable of being acquired) at any time by any party or any representatives of any party, whether before or after the Closing, with respect to the accuracy of any representation or warranty, or performance of or compliance with any covenant or agreement.

8.9 Materiality; Strict Liability. Notwithstanding anything to the contrary in this Agreement, for purposes of calculating the amount of Losses to which an indemnified party is entitled under this Article VIII, the terms “material,” “materiality,” and “material adverse effect” and similar phrases are to be disregarded.

8.10 Right of Set-Off. Subject to the limitations set forth in Section 8.4(c), the New Manager Indemnified Parties may set-off any amount to which they may be entitled under this Article VIII against amounts otherwise payable by New Manager Indemnified Parties to Transferor or its affiliates. The exercise of such right of set-off by such New Manager Indemnified Parties in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under any contract or agreement between any New Manager Indemnified Party and Transferor or its affiliates. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit the New Manager Indemnified Parties in any manner in the enforcement of any other remedies that may be available to it. For the avoidance of doubt, the exercise of such right to set-off shall not preclude Transferor from challenging and disputing the indemnity claim or the exercise of the right to set-off hereunder and to the extent successful in such challenge or dispute, such set-off amount (or portion thereof) will be immediately returned to Transferor or its applicable affiliate.

ARTICLE IX
TERMINATION

9.1 Termination. This Agreement is irrevocable and may only be terminated at or prior to the time of Closing by:

(a) by either New Manager or Transferor if (i) a material breach of any provision of this Agreement has been committed by the other party such that the closing conditions set forth in Section 6.1 (with respect to a breach by Transferor) or Section 6.2 (with respect to a breach by New Manager) would not be satisfied (provided, that the party seeking to terminate this Agreement is not also in material breach of any provision of this Agreement), (ii) such breach has not been waived, and (iii) the other party fails to cure such breach within ten (10) business days after written notice of such breach by the non-breaching party.

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(b) any party hereto, if the closing has not occurred by August 2, 2021 (provided, however, in the event the closing date under the PSA is extended in accordance with the terms thereof, then such date shall be extended for a commensurate period of time) or in the event any of the Other Transaction Documents has been terminated in accordance with the terms thereof; or

(c) the mutual consent of Transferor and New Manager.

9.2 Effect of Termination. If a party terminates this Agreement because one of the conditions precedent to its obligations hereunder has not been satisfied, or if this Agreement is terminated by mutual consent, this Agreement shall become null and void without any liability of any party to the others; provided, that if such termination is pursuant to Section 9.1(a) as a result of a breach by any of the parties hereto of any of its representations, warranties or covenants in this Agreement, nothing herein shall affect the non-breaching party’s right to damages on account of such other party’s breach.

ARTICLE X
MISCELLANEOUS PROVISIONS

10.1 Drafting. Transferor’s counsel has drafted this Agreement and the other Transaction Documents as a matter of convenience for the parties hereto; and the parties hereto have carefully reviewed and negotiated the terms of this Agreement and the Transaction Documents, and New Manager hereby acknowledges and agrees that it has had a full and fair opportunity to review and negotiate the Agreement and the Transaction Documents with the advice of its counsel; and accordingly any drafting errors, ambiguities or inconsistencies shall not be interpreted against Transferor.

10.2 Public Announcements. Any general public announcements or similar media publicity with respect to this Agreement or the transactions contemplated herein shall be at such time and in such manner as New Manager and Transferor shall mutually determine; provided that nothing herein shall prevent either party, upon notice to the other, from making such written notices as such party’s counsel may consider advisable in order to satisfy the party’s legal and contractual obligations in such regard; and provided further, that New Manager may make such public announcements as may be required by applicable law, including any applicable securities laws or regulations, without the consent of Transferor.

10.3 Costs and Expenses. Except as expressly otherwise provided in this Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

10.4 Performance. In the event of a breach by either party of its obligations hereunder, the other party shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement, and the breaching party hereby waives the defense that there may be an adequate remedy at law.

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10.5 Benefit and Assignment. This Agreement binds and inures to the benefit of each party hereto and its successors and permitted assigns. Neither party shall be permitted to assign its rights or obligations under this Agreement without the prior written consent of the other party.

10.6 Effect and Construction of this Agreement. The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement. All gender employed in this Agreement shall include all genders, and the singular shall include the plural and the plural shall include the singular whenever and as often as may be appropriate. When used in this Agreement, the term “including” shall mean “including but not limited to.”

10.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party entitled to receive the notice, or the next business day after being sent, overnight service, by nationally recognized overnight courier, or upon receipt after being mailed by certified or registered mail (return receipt requested), in each case, postage prepaid, registered or certified mail, or if sent by electronic mail, upon mechanical confirmation of successful transmission thereof (only if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, properly addressed to the party entitled to receive such notice at the address stated below):

If to New Manager:	Assisted 4 Living, Inc.
5115 FL-64
Bradenton, Florida 34208
Attn: Louis Collier
Electronic Mail: loucoljr@outlook.com

with a copy to:	Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
Attention: Angela Humphreys
Email: ahumphreys@bassberry.com

If to Transferor:	GCC Henrietta, LLC
Attention: Jake Hallsted
24616 Kingsland Blvd.
Katy, Texas 77494
Email: j.hallsted@pearlandvinetx.com

with a copy to:	Cordray & Schneller
Attention: Howard F. Cordray, Jr.
3306 Sul Ross Street
Houston, Texas 77098
Email: hcordray@clegal.com

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10.8 Waiver, Discharge, etc. This Agreement shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto by their duly authorized officer or representative. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

10.9 Governing Law; Disputes. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

10.10 Further Assurances. Each of the parties hereto agrees to execute and deliver any and all further agreements, documents or instruments reasonably necessary to effectuate this Agreement and the transactions referred to herein or contemplated hereby or reasonably requested by the other party to perfect or evidence their rights hereunder.

10.11 Third-Party Beneficiaries. The parties hereto do not intend that any third-party shall have any rights under this Agreement except as expressly provided herein, including with respect to the New Manager Indemnified Parties and the Transferor Indemnified Parties.

10.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement. Copies of original signatures sent by facsimile, portable document format (PDF), or other electronic imaging means shall be deemed to be originals for all purposes of this Agreement.

10.13 Costs and Attorneys’ Fees. In the event of a dispute between the parties hereto with respect to the interpretation or enforcement of the terms hereof, the prevailing party shall be entitled to collect from the other its reasonable costs and attorneys’ fees, including its costs and fees on appeal.

10.14 Severability. Any provision, or distinguishable portion of any provision, of the Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.

10.15 Entire Agreement. This Agreement, including the schedules, exhibits and the Other Transaction Documents and the other documents executed in connection herewith or therewith in connection with the Closing, constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties, or representations between the parties with respect to the subject matter hereof other than as set forth herein or as provided in such documents.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

TRANSFEROR:

GCC HENRIETTA, LLC

By:	/s/ Jake Hallsted
Jake, Hallsted, President

NEW MANAGER:

HENRIETTA Health and Rehab Center, LLC

By:	/s/ Louis Collier
Louis Collier, Chief Executive Officer

EXHIBIT 1.1

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

This Bill of Sale, Assignment and Assumption Agreement (the “Agreement”) is made and entered into as of the [●] day of [●], 2021 (the “Effective Date”), by and between GCC HENRIETTA, LLC, a Texas limited liability company (“Assignor”) and HENRIETTA HEALTH AND REHAB CENTER, LLC, a Texas limited liability company (“Assignee”). All capitalized terms used in this Agreement without definition have the meanings given to them in the MTA (as defined below).

RECITALS

WHEREAS, Assignor and Assignee are parties to that certain Management Transfer Agreement, dated as of June [●], 2021 (the “MTA”), pursuant to which (i) Assignee is acquiring the Transferred Assets from Assignor, and (ii) Assignee is assuming the Assumed Contracts, on the terms and conditions set forth therein; and

WHEREAS, it is contemplated that this Agreement will be entered into at Closing by Assignor and Assignee pursuant to Sections 1.1 and 6.6 of the MTA.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

Transfer of Transferred Assets. For the consideration set forth in the MTA and other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, Assignor hereby sells, transfers, assigns, conveys, grants and delivers to Assignee, free and clear of any Encumbrances, effective as of the date hereof, all of Assignor’s right, title and interest in and to the Transferred Assets other than the Management Agreement, which is being transferred on the date hereof by separate instrument TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever.

Assignment and Assumption. Effective as of the date hereof, Assignor hereby conveys, delivers and assigns to Assignee, its successors and assigns, and Assignee hereby accepts, assumes and agrees to pay, perform and discharge when due, the obligations or liabilities under the Assumed Contracts set forth on Exhibit A solely to the extent arising after the Closing and excluding any liability arising out of a breach thereof or a violation of law prior to Closing or any other matter subject to indemnification by Assignee under the MTA.

Terms of the MTA. The terms of the MTA, including but not limited to Assignor’s and Assignee’s representations, warranties, covenants, agreements and indemnities relating to the Transferred Assets and Assumed Contracts, are incorporated herein by this reference. Assignor and Assignee acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the MTA will not be superseded hereby but will remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the MTA and the terms hereof, the terms of the MTA shall govern.

Further Actions. Each of the parties covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

[Signature Page to Bill of Sale, Assignment and Assumption Agreement]

Governing Law. This Agreement will be governed by and construed under the laws of the State of Texas without regard to conflicts of laws principles that would require the application of any other law.

Successors and Assigns. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right under or with respect to this Agreement or any provision of this Agreement, except such rights as will inure to a successor or permitted assignee pursuant to this Section 6.

Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile, or by .pdf or similar imaging transmission, will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile, or by .pdf or similar imaging transmission, will be deemed to be their original signatures for any purpose whatsoever.

IN WITNESS WHEREOF, the parties have executed this Bill of Sale, Assignment and Assumption Agreement effective as of the date first above written.

ASSIGNEE:

HENRIETTA HEALTH AND REHAB CENTER, LLC, a Texas limited liability company

By:
Name:
Title:

ASSIGNOR:

GCC HENRIETTA, LLC, a Texas limited liability company

By:
Name:
Title:

[Signature Page to Bill of Sale, Assignment and Assumption Agreement]

EXHIBIT 6.6

ASSIGNMENT OF MANAGEMENT AGREEMENT

This ASSIGNMENT OF MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of __________ ___, 2021 by and among GCC Henrietta, LLC, a Texas limited liability company (collectively, the “Manager”), Nocona Hospital District, as licensed operator (“Licensed Operator”) and Henrietta Health and Rehab Center, LLC, a Texas limited liability company (“Buyer”).

RECITALS:

A. Manager is the manager under that certain Management Agreement (the “Original Management Agreement”) by and between Manager and Licensed Operator, dated September 1, 2017, and as amended by that Amendment to Management Agreement, dated September 1, 2019 (the Original Management Agreement, as amended, the “Management Agreement”), for services provided at the licensed skilled nursing facility known as Henrietta Care Center/ Grace Center of Henrietta located at 807 W Bois D’Arc Street, Henrietta, Texas 76365; and

B. Pursuant to that certain Management Transfer Agreement, dated June ___, 2021, by and between Manager and Buyer, (the “MTA”), Buyer intends to acquire all of the Transferred Assets (as defined in the MTA), including the Management Agreement (as defined in the MTA).

NOW, THEREFORE, the parties agree as follows:

Transfer of Management Agreement. For the consideration set forth in the MTA and other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, Manager hereby sells, transfers, assigns, conveys, grants and delivers to Buyer, free and clear of any Encumbrances (as defined in the MTA), effective as of the date hereof, all of Manager’s right, title and interest in and to the Management Agreement TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns forever (such transfer of the Management Agreement, the “Transfer”).

Assignment and Assumption. Effective as of the date hereof, Manager hereby conveys, delivers and assigns to Buyer, its successors and assigns, and Buyer hereby accepts, assumes agrees to pay, perform and discharge when due, the obligations or liabilities under the Management Agreement solely to the extent arising after the Closing (as defined in the MTA) and excluding any liability arising out of a breach thereof or a violation of laws prior to Closing or any other matter subject to indemnification by Buyer under the MTA (such assignment and assumption of the Management Agreement, the “Assignment”).

Consent and Affirmation. To the extent that, pursuant to the Management Agreement, the Transfer and the Assignment constitutes an assignment or transfer or otherwise would not be permitted without Licensed Operator’s consent, Licensed Operator hereby consents to the Transfer and the Assignment. As between Manager and Licensed Operator, no documents that have not already been provided shall be required in connection with the Transfer and the Assignment.

1

Estoppel Statements. With the understanding that Buyer, in assuming the Management Agreement, will rely on the statements contained in the numbered paragraphs below, Manager and Licensed Operator hereby certify in favor of Buyer as follows:

1. The Management Agreement, as amended, is unmodified and in full force and effect and there are no amendments, supplements or modifications of any kind (except as identified in the Recitals above).

2. To each of Manager’s and Licensed Operator’s best knowledge, (i) there is no continuing Default (as defined in the Management Agreement) by Manager or Licensed Operator in the performance or observance of any covenant, agreement or condition contained in the Management Agreement, and (ii) there has not occurred any event which, with the giving of notice or passage of time or both, would become such a Default.

Manager and Licensed Operator acknowledge and agree that Buyer and its direct and indirect lenders, investors, participants, partners, members, owners and their respective affiliates, successors and assigns shall be entitled to rely on each of Manager’s and Licensed Operator’s certifications, representations and warranties set forth herein.

Each of the undersigned representatives of Buyer, Manager and Licensed Operator that has executed this Agreement states that he or she is duly authorized to execute this instrument on behalf of Buyer, Manager or Licensed Operator, as applicable.

This Agreement may be executed in multiple counterparts.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the parties have executed this Consent, Affirmation and Estoppel Agreement as of the date first written above.

MANAGER:

GCC HENRIETTA, LLC
a Texas limited liability company

By:
Name:
Title:

LICENSED OPERATOR:

NOCONA HOSPITAL DISTRICT,
as licensed operator

By:
Name:
Title:

BUYER:

HENRIETTA HEALTH AND REHAB CENTER, LLC,
a Texas limited liability company

By:
Name:
Title:

Address for notices by Manager to Buyer:

[Signature Page to Assignment of Management Agreement]

EXHIBIT 6.9

ASSIGNMENT AND ASSUMPTION OF RESIDENT TRUST FUNDS

This Assignment and Assumption Agreement (“Agreement”) is made as of [●], 2021, by and between GCC Henrietta, LLC, a Texas limited liability company (“Transferor”) and Henrietta Health and Rehab Center, LLC, a Texas limited liability company (“New Manager”).

Recitals:

A. Pursuant to that certain Management Transfer Agreement, dated as of [●], 2021 (“MTA”) between Transferor and New Manager, Transferor agreed to transfer and convey to the New Manager certain assets relating to the skilled nursing facility located at 807 W Bois D’Arc Street, Henrietta, TX 76365 and commonly known as Grace Care Center of Henrietta (the “Facility”).

B. Pursuant to the MTA, Transferor agreed to assign to New Manager, and New Manager agreed to assume any and all Resident Trust Funds.

Agreement:

Now, Therefore, the parties hereby agree as follows:

1. Assignment. Transferor hereby grants, conveys, transfers and assigns to New Manager, its successors and assigns, all of Transferor’s right, title and interest to all Resident Trust Funds held by Transferor in trust for the residents or tenants at the Facility, as applicable, on the terms and conditions set forth in the MTA.

2. Assumption of the Resident Trust Funds. In reliance upon Transferor’s covenants and representation contained in the MTA, New Manager hereby accepts the grant, conveyance, transfer and assignment by Transferor to New Manager, its successors and assigns, of all of Transferor’s right, title and interest to all Resident Trust Funds held by Transferor in trust for the residents or tenants at the Facility, as applicable, on the terms and conditions set forth in the MTA.

3. Miscellaneous Provisions.

(a) Transferor and New Manager agree, at the other party’s request, whether on or after the date hereof, and without further consideration, that each shall execute and deliver any and all further instruments and documents, and take such further actions, as the other party may reasonably request or as may reasonably be required in order more effectively to vest in New Manager all rights, titles and interests, in and to all Resident Trust Funds, and to evidence New Manager’s assumption of such rights, titles and interests, or to otherwise carry out the provisions of this Agreement.

(b) All of the terms, provisions and conditions of this Agreement shall be binding on, and shall inure to and be enforceable by, the parties hereto and their respective successors and assigns.

[Signature Page to Assignment and Assumption of Resident Trust Funds]

(c) Any word whose initial letter is capitalized is a defined term. Unless such term is defined herein, it shall have the same meaning as that attributed to such term in the MTA.

(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

In Witness Whereof, the parties hereto have duly executed this Agreement as of the date first above written.

Transferor:

GCC HENRIETTA, LLC

By:
Print Name:
Title:

New Manager:

HENRIETTA HEALTH AND REHAB CENTER, LLC

By:
Print Name:
Title:

[Signature Page to Assignment and Assumption of Resident Trust Funds]

EXHIBIT 6.16

RESTRICTIVE COVENANT AGREEMENT

This RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is entered into as of [●], 2021 by and among Real Living Property Holdings – Texas, LLC, a Texas limited liability company (“PSA Buyer”), Nocona Health and Rehab Center, LLC, a Texas limited liability company (“Nocona MTA Buyer”), Henrietta Health and Rehab Center, LLC, a Texas limited liability company (“Henrietta MTA Buyer”), Olney Health and Rehab Center, LLC, a Texas limited liability company (“Olney MTA Buyer” and collectively with the Nocona MTA Buyer, the Henrietta MTA Buyer and PSA Buyer, each a “Buyer” and collectively, “Buyers”), GCC Nocona, LLC, a Texas limited liability corporation (“Nocona MTA Seller”), Grace Properties Nocona, LLC, a Texas limited liability company (“Nocona PSA Seller”), GCC Henrietta, LLC, a Texas limited liability company (“Henrietta MTA Seller”), Grace Properties Henrietta, LLC, a Texas limited liability company (“Henrietta PSA Seller”), GCC Olney, LLC, a Texas limited liability company (“Olney MTA Seller”), Grace Properties Olney, LLC, a Texas limited liability company (“Olney PSA Seller”), and Heatlhlink Holdings Group LLC, d/b/a HMS Healthcare (“HMS” and collectively with Nocona MTA Seller, Nocona PSA Seller, Henrietta MTA Seller, Henrietta PSA Seller, Olney MTA Seller, and Olney PSA Seller, each a “Restricted Party” and collectively, the “Restricted Parties”).

WHEREAS, pursuant to (a) that certain Management Transfer Agreement, dated as of the date hereof (the “Nocona MTA”), by and between Nocona MTA Seller and Nocona MTA Buyer, and the related Purchase and Sale Agreement, dated as of the date hereof (the “Nocona PSA”) by and between Nocona PSA Seller and PSA Buyer; (b) that certain Management Transfer Agreement, dated as of the date hereof (the “Henrietta MTA”), by and between Henrietta MTA Seller and Henrietta MTA Buyer, and the related Purchase and Sale Agreement, dated as of the date hereof (the “Henrietta PSA”) by and between Henrietta PSA Seller and PSA Buyer; and (c) that certain Management Transfer Agreement, dated as of the date hereof (the “Olney MTA” and collectively with the Nocona MTA and the Henrietta MTA, the “MTA”), by and between the Olney MTA Seller and Olney MTA Buyer, and the related Purchase and Sale Agreement, dated as of the date hereof (the “Olney PSA” and collectively with the Nocona PSA and the Henrietta PSA, the “PSA”), Buyers acquired all of the Transferred Assets (as defined in the MTA) and the Land (as defined in the PSA, and collectively with the Transferred Assets, the “Purchased Assets”);

WHEREAS, in executing the MTA and PSA, as applicable, and agreeing to pay the Purchase Price, Buyers considered the substantial goodwill of the Purchased Assets and the retention of the Protected Information to be valuable assets and an essential inducement to the execution of the MTA and PSA, as applicable, and the consummation of the transactions contemplated thereby;

WHEREAS, the parties hereto acknowledge and agree that the Restricted Parties could substantially dilute the value of such goodwill and Protected Information by competing with any Buyer or by soliciting or hiring their employees and/or customers or otherwise breaching or violating the provisions of this Agreement;

[Signature Page to Restrictive Covenant Agreement]

WHEREAS, each Restricted Party has agreed to accept certain restrictions as set forth in this Agreement in order to induce Buyers to enter into and consummate the MTA and PSA, as applicable, and the transactions contemplated thereby; and

WHEREAS, none of the Buyers would obtain the benefit of the bargain set forth in the MTA and PSA, as applicable, as specifically negotiated by the parties thereto unless this Agreement was executed and delivered and specifically performed and enforced.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the consideration to be received by the Restricted Parties on the Closing Date under the MTA and PSA, as applicable, or as a result of the consummation of the transactions effected by the MTA and PSA, as applicable, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Defined Terms. Capitalized terms used in this Agreement but not defined in this Agreement shall have the meanings ascribed to such terms in the MTA or PSA, as applicable.

Non-Competition Covenants.

Restrictive Covenants. As a material inducement to Buyers to enter into the MTA and PSA, as applicable, and to consummate the transactions contemplated thereby, each Restricted Party hereby covenants and agrees that for a period commencing on the Closing Date and ending on the fifth (5th) anniversary thereof (the “Restrictive Period”), such Restricted Party shall not, and shall cause its respective affiliates not to, directly or indirectly:

own any interest in, manage, control, participate in, consult with, render services for (as a director, officer, employee, agent, broker, partner, contractor, consultant or otherwise) or be or become engaged or involved in any Restricted Business, including by being or becoming an organizer, owner, co-owner, trustee, promoter, affiliate, investor, lender, partner, joint venturer, principal, stockholder, officer, director, employee, independent contractor, manager, salesperson, representative, associate, consultant, agent, broker, supplier, licensor, analyst or advisor of, to or with any Restricted Business;

make any investment (whether equity, debt or otherwise) in, lend or otherwise provide any money or assets to, or provide any guaranty or other financial assistance to any Restricted Business; or

provide any information, assistance, support, analysis, product, technology or intellectual property to any Person engaged or involved in (or anticipated to be engaged or involved in) any Restricted Business;

in each case, anywhere within the Restricted Territory; provided that nothing herein shall prohibit any Restricted Party from being a passive owner of not more than 2% of any class of the outstanding equity of an entity that is publicly traded so long as such Restricted Party has no active participation in the business of such entity.

[Signature Page to Restrictive Covenant Agreement]

Definitions. As used in this Agreement:

“Business” means the business of owning, operating or managing a skilled nursing facility or assisted living facility.

“Facility” has the meaning ascribed in the applicable MTA.

“Protected Information” means the information concerning the Business and the Facilities, not already generally available to the public that is designated confidential or treated in that manner (including all tangible or intangible embodiments thereof).

“Restricted Business” means any business which competes with or is substantially similar to the Business in the Restricted Territory.

“Restricted Territory” means the area within a seventy-five (75) mile radius of each of the Facilities.

Non-Solicitation/Non-Hire of Employees. As material inducement to Buyers to enter into the MTA and PSA, as applicable, and to consummate the transactions contemplated thereby, each Restricted Party hereby covenants and agrees for the duration of the Restrictive Period to not, and to cause its affiliates not to, directly or indirectly on its own behalf or on behalf of any third party or Person, (a) induce or attempt to induce any employee of any Buyer to leave the employ of such Buyer or in any way interfere with the relationship between any Buyer and any such employee thereof or (b) hire any person who was an employee of any Buyer during the 365-day period immediately following the date on which such Person ceased to be an employee of such Buyer. Notwithstanding the foregoing, the placement of general advertisements that may be targeted to a particular geographic or technical area, but are not targeted specifically towards employees of any Buyer, shall not be deemed to be a solicitation for purposes of this Section 0.

Non-Solicitation of Business Relationships. As material inducement to Buyers to enter into the MTA and PSA, as applicable, and to consummate the transactions contemplated thereby, each Restricted Party hereby covenants and agrees for the duration of the Restrictive Period to not, and to cause its affiliates not to, directly or indirectly, (a) call on, solicit or service any patient, sales representative, referral source, partner, supplier or other Person that has a business relationship with any Buyer in order to induce or attempt to induce such Person to cease doing business with such Buyer, or in any way interfere with the relationship between any such patient, sales representative, referral source, partner, supplier or other Person, on the one hand, and any such Buyer, on the other hand or (b) divert or attempt to divert from any Buyer any business or business opportunity whatsoever.

Representations and Warranties of the Restricted Parties. Each Restricted Party hereby makes the representations and warranties set forth in this Section 5 to Buyers:

Authority; Enforceability. Each Restricted Party has all necessary legal capacity, power and authority to execute and deliver this Agreement and to perform such Restricted Party’s obligations hereunder. This Agreement has been duly and validly executed and delivered by each Restricted Party and constitutes a legal, valid and binding obligation of the Restricted Parties, enforceable against any Restricted Party in accordance with its terms.

[Signature Page to Restrictive Covenant Agreement]

No Conflict. The execution and delivery by each Restricted Party of this Agreement do not, and the performance of such Restricted Party’s obligations hereunder and the consummation of the transactions contemplated hereby shall not, conflict with or violate any law or order, as applicable, or agreement by which any Restricted Party’s properties, rights or assets are bound or affected.

Consultation with Counsel. Each Restricted Party has consulted with legal counsel regarding the Non-Competition and Related Covenants and, based on such consultation, has determined and hereby acknowledges and agrees that the Non-Competition and Related Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the substantial goodwill acquired by Buyers, the Protected Information and the substantial consideration paid to the Restricted Parties pursuant to the MTA and PSA and in connection with the consummation of the transactions contemplated thereby.

No Restriction on Earning a Living. Each Restricted Party hereby acknowledges that the provisions of Section 0, Section 0 and Section 0 do not preclude any Restricted Party from earning a livelihood, nor do they unreasonably impose limitations on any Restricted Party’s ability to earn a living. In addition, each Restricted Party hereby acknowledges that the potential harm to the Buyers of non-enforcement of this Agreement outweighs any harm to the Restricted Parties or any of their respective affiliates of enforcement (by injunction or otherwise) of this Agreement.

Confidentiality and Non-Disparagement.

Each Restricted Party hereby covenants and agrees to not, and to cause its respective affiliates not to, (i) retain or use any Protected Information for the benefit, purposes or account of any Restricted Party or any other Person or (ii) disclose any Protected Information, other than necessary disclosures to his or its legal and financial advisors who agree to maintain the confidentiality of such Protected Information.

In the event that any Restricted Party is legally required, based on the written opinion of outside legal counsel, to disclose any Protected Information, the Restricted Parties shall give Buyers prompt written notice of such requirement so that Buyers may seek an appropriate protective order or other remedy and the Restricted Parties shall cooperate with Buyers to obtain such protective order. In the event that such protective order or other remedy is not obtained, the Restricted Parties shall furnish only that portion of the Protected Information that is legally required to be disclosed, based on the written opinion of outside legal counsel, and use his, her, or its best efforts to obtain assurances that confidential treatment will be accorded to such Protected Information.

Except as required by law, each Restricted Party hereby covenants and agrees not to disclose to any Person, other than any Restricted Party’s legal and financial advisors, the existence or contents of this Agreement.

Each Restricted Party hereby covenants and agrees to not, and to cause its respective affiliates not to, make any negative or disparaging statements or communications regarding any Buyer or any of their respective businesses, services, directors, officers, employees, contractors or consultants.

[Signature Page to Restrictive Covenant Agreement]

Miscellaneous.

Reasonableness. Each Restricted Party expressly acknowledges that this Agreement is reasonable and valid in all respects and irrevocably waive (and irrevocably agree not to raise) as a defense any issue of reasonableness (including the reasonableness of the Restricted Business or the duration and scope of this Agreement) in any proceeding to enforce any provision of this Agreement, the express intention of the parties being to provide for the legitimate and reasonable protection of the interests of Buyers by enforcement of this Agreement as written.

Indemnification. Each Restricted Party shall indemnify and save each Buyer and its respective affiliates, members, equityholders, directors, officers, employees, agents and representatives (each, an “Indemnified Party”) harmless of and from any claim, demand, action, cause of action, judgment, loss (including loss of profits), liability, damage or expense suffered by or imposed upon the Indemnified Party as a result of, in connection with or arising out of any violation or breach of this Agreement by the Restricted Parties.

Acknowledgement of Reliance and Equitable Remedies. Each Restricted Party acknowledges and agrees that: (i) the covenants and agreements contained in Section 0, Section 0 and Section 0 (collectively, the “Non-Competition and Related Covenants”) are necessary, fundamental and required for the protection of the goodwill of Buyers and the Purchased Assets acquired by Buyers pursuant to the MTA and PSA; (ii) the Non-Competition and Related Covenants relate to matters that are of a special, unique and extraordinary value; (iii) a breach or violation by any Restricted Party of any of the Non-Competition and Related Covenants will result in irreparable harm and damages that cannot be adequately compensated by a monetary award and, accordingly, Buyers or one or more of their subsidiaries or affiliates shall, in addition to all other available remedies (including seeking such monetary damages as it can show it has sustained by reason of such breach), be entitled to injunctive or other equitable relief to prevent or redress any such breach or violation (without posting a bond or other security and without having to prove the inadequacy of the available remedies at law); (iv) pursuant to the MTA and PSA, as applicable, the Restricted Parties received substantial cash payments and other valuable consideration; (v) as a condition of Buyers’ willingness to consummate the transactions contemplated by the Purchase Agreements, the Restricted Parties are entering into this Agreement and agreeing to the Non-Competition and Related Covenants; (vi) this Agreement is being executed in connection with the consummation of the transactions contemplated by the MTA and PSA, as applicable, pursuant to which Buyers acquired the Purchased Assets and substantial goodwill associated therewith; and (vii) this Agreement is intended to comply with the laws of the State of Texas and all other jurisdictions that might be deemed to be applicable hereto and which restrict or otherwise limit the enforceability of a contract that restrains a Person from engaging in a profession, trade or business. In the event of any breach or violation by any Restricted Party of any of the covenants contained in this Agreement, the time period of such covenant with respect to such Restricted Party shall be tolled and extended until such breach or violation is resolved.

[Signature Page to Restrictive Covenant Agreement]

Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Texas without giving effect to any choice or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Texas. Each party hereto hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of any state or federal court located within the State of Texas (collectively, the “Chosen Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Chosen Courts and agrees not to plead or claim in any Chosen Court that such litigation brought therein has been brought in any inconvenient forum; provided, for the avoidance of doubt, that nothing in this Agreement shall prohibit Buyers from enforcing a judgment in any other jurisdiction. Each party hereto agrees, (i) to the extent such party is not otherwise subject to service of process in the State of Texas, to appoint and maintain an agent in the State of Texas as such party’s agent for acceptance of legal process and (ii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to clause (i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Texas

Non-Merger. Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties set forth herein shall not merge upon and shall survive the Closing of the transactions contemplated under the MTA and PSA, as applicable, and, notwithstanding such Closing or any investigation made by or on behalf of any party, shall continue in full force and effect. Such Closing shall not prejudice any right of one party against any other party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

Severability. Subject to Section 7(g), in the event any provision of this Agreement is found to be void and unenforceable by a court or other tribunal of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties hereto with the same effect as though the void or unenforceable part had been severed and deleted or reformed to be enforceable.

Judicial Limitation. It is expressly understood and agreed that, although each of the parties hereto consider the restrictions contained herein to be reasonable, if at any time a court or other tribunal of competent jurisdiction finally determines or adjudicates that any portion of the Non-Competition and Related Covenants is unenforceable by reason of it extending for too great of a period of time or over too great of a geographical area or by reason of it being too extensive in any other respect, then such Non-Competition and Related Covenant and this Agreement shall not be rendered void but such Non-Competition and Related Covenant shall be deemed amended to apply as to such maximum period of time, maximum geographical area, or maximum extent in all other respects, as the case may be, as such court may judicially determine or adjudicate to be enforceable. Alternatively, if any court or other tribunal of competent jurisdiction finally determines or adjudicates that any portion of the Non-Competition and Related Covenants is unenforceable, and such restriction cannot be amended pursuant to the preceding sentence so as to make such Non-Competition and Related Covenant enforceable, such judicial determination or adjudication shall not affect the enforceability of any other Non-Competition and Related Covenant.

[Signature Page to Restrictive Covenant Agreement]

Notice. All notices, requests, demands, claims, and other communications hereunder shall be in writing (including by email) and sufficient if delivered personally, sent by nationally recognized overnight courier or by registered or certified mail (postage prepaid, return receipt requested) or by email, with delivery or read receipt or confirmation requested and received (if applicable) as follows:

If to the Buyers, to:

__________________________

__________________________

__________________________

__________________________

Attn: _____________________

Email: ____________________

with a copy to (which shall not constitute notice to the Buyers):

Bass, Berry & Sims PLC

150 3rd Avenue S., Suite 2800

Nashville, TN 37201

Attn:    Angela Humphreys and Price W. Wilson

E-Mail: ahumphreys@bassberry.com; pwilson@bassberry.com

If to the Restricted Parties, to:

__________________________

__________________________

__________________________

__________________________

Attn: _____________________

Email: ____________________

with a copy to (which shall not constitute notice to the Restricted Parties):

__________________________

__________________________

__________________________

__________________________

Attn: _____________________

Email: ____________________

Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

[Signature Page to Restrictive Covenant Agreement]

Entire Agreement; Amendments and Waivers. This Agreement (i) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, (ii) supersedes all prior understandings, both written and oral, among the parties with respect to the subject matter hereof, and (iii) can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement, signed by Buyers and the Restricted Parties. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights, remedies and benefits expressly provided for in this Agreement are cumulative and are not exclusive of any rights, remedies or benefits provided for by law or in this Agreement, and the exercise of any remedy by a party hereto shall not be deemed an election to the exclusion of any other remedy (any such claim by the other party being hereby waived).

Interpretative Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Words denoting any gender shall include all genders. Where a word is defined herein, references to the singular shall include references to the plural and vice versa.

A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns.

All references to a day or days shall be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided.

Negotiation and Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event of an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement and such other agreements and documents will be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement or any other agreements or documents contemplated herein.

Counterparts. This Agreement may be executed in one or more counterparts, any one of which may be by facsimile, electronic signature (including via DocuSign), digital imaging device (i.e., pdf format) or similar electronic format, all of which taken together shall constitute one and the same instrument.

Assignment. This Agreement is personal to the Restricted Parties, and none of the Restricted Parties’ rights and duties hereunder shall be assignable or delegable by the Restricted Parties, as applicable. Any purported assignment or delegation by the Restricted Parties in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by any Buyer to (i) any of its affiliates, (ii) a Person that becomes, directly or indirectly, a successor in interest (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business, operations, rights, properties or assets of such Buyer or (iii) any of its lenders as collateral security. Each Restricted Party acknowledges and agrees that upon such assignment, the rights and obligations of such Buyer hereunder shall be the rights and obligations of such affiliate or successor.

[Signature Page to Restrictive Covenant Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Restrictive Covenant Agreement as of the date first above written.

Real Living Property Holdings – Texas, LLC

By:
Name:
Title:

NOCONA HEALTH AND REHAB CENTER, LLC

By:
Name:
Title:

HENRIETTA HEALTH AND REHAB CENTER, LLC

By:
Name:
Title:

[Signature Page to Restrictive Covenant Agreement]

OLNEY HEALTH AND REHAB CENTER, LLC

By:
Name:
Title:

GCC Nocona, LLC

By:
Name:
Title:

GRACE PROPERTIES NOCONA, LLC

By:
Name:
Title:

GCC HENRIETTA, LLC

By:
Name:
Title:

GRACE PROPERTIES HENRIETTA, LLC

By:
Name:
Title:

[Signature Page to Restrictive Covenant Agreement]

GCC OLNEY, LLC

By:
Name:
Title:

GRACE PROPERTIES OLNEY, LLC

By:
Name:
Title:

Heatlhlink Holdings Group LLC

By:
Name:
Title:

[Signature Page to Restrictive Covenant Agreement]